EXHIBIT 2.1

                                    AGREEMENT

                                       and

                                 PLAN OF MERGER

                                  by and among

                        TUMBLEWEED COMMUNICATIONS CORP.,

                            KEYHOLE ACQUISITION CORP.

                                       and

                      WORLDTALK COMMUNICATIONS CORPORATION


                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 18, 1999, by and among Tumbleweed Communications Corp., a Delaware corporation ("Parent"), Keyhole Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and Worldtalk Communications Corporation, a Delaware corporation (the "Company").


                                   WITNESSETH:

         WHEREAS, the Boards of Directors of Parent and Sub have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, a strategic business combination between the Company and Parent upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Board of Directors of the Company, having determined that such combination is desirable, has approved the transactions contemplated by this Agreement and the Ancillary Agreements (as defined below);

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         WHEREAS,   as  a  condition  and   inducement  to  Parent's  and  Sub's
willingness to enter into this Agreement and incur the obligations set forth herein, concurrently with the execution and delivery of this Agreement, (i) Parent and certain stockholders of the Company identified in Schedule A hereto have entered into a Voting Agreement in the form of Exhibit A hereto (the "Company Stockholders Agreements"), pursuant to which, among other things, such stockholders agree to vote in favor of approval and adoption of this Agreement;
(ii) the Company and certain key employees of the Company identified in Schedule B hereto have entered into non-competition agreements (the "Non-Competition Agreements") in the form of Exhibit B-1 hereto, and employment agreements (the "Employment Agreements") in the form of Exhibit B-2 hereto, the effectiveness of which are conditioned upon the consummation of the transactions contemplated hereby; and (iii) Parent and the Company have entered into an Option Agreement in the form of Exhibit C hereto (the "Option Agreement"), pursuant to which, among other things, the Company grants to Parent an option to purchase newly
issued  shares  of  Company  Common  Stock   representing  19.9%  of  the  total
outstanding shares of Company Common Stock;

         WHEREAS, as a condition and inducement to the Company's willingness to enter into this Agreement and incur the obligations set forth herein, concurrently with the execution and delivery of this Agreement, (i) the Company and certain stockholders of Parent identified in Schedule D hereto have entered into a Voting Agreement in the form of Exhibit D hereto (the "Parent Stockholders Agreements"), pursuant to which, among other things, such stockholders agree to vote in favor of approval and adoption of this Agreement (the Company Stockholders Agreements, the Parent Stockholders Agreements, the Non-Competition Agreements, the Employment Agreements and the Option Agreement are collectively referred to herein as the "Ancillary Agreements");

         WHEREAS, for United States federal income tax purposes, it is intended that the Merger (as defined in Section 1.1 hereof) shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368 of the Code; and

         WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests" in conformity with generally accepted accounting principles, as described in Accounting Principles Board Opinion No. 16 and the applicable rules and regulations of the SEC.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements, and other good and valuable consideration, set forth herein and in the Ancillary Agreements, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                     MERGER

         Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), the Company and Sub shall consummate a merger (the "Merger") pursuant to which (a) Sub shall be merged with and into the Company and the separate corporate existence of Sub shall thereupon cease, (b) the Company shall be the successor or surviving corporation (the "Surviving Corporation") in the Merger and shall continue to be governed by the laws of the State of Delaware and (c) the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger.

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         Pursuant to the Merger, (a) the Certificate of Incorporation of Sub, as
in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation, and (b) the By-laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, such Certificate of Incorporation and such By-laws. The Merger shall have the effects set forth in the Delaware General Corporation Law (the "DGCL").

         Section 1.2 Effective Time. Parent, Sub and the Company will cause a certificate of merger (the "Certificate of Merger") in the form of Exhibit E hereto, to be filed on the Closing Date (as defined in Section 1.3 hereof) (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Delaware (the "Secretary of State") as provided in the DGCL. The Merger shall become effective on the date on which the Certificate of Merger pursuant to Section 251 of the DGCL and any other documents necessary to effect the Merger in accordance with the DGCL are duly filed with the Secretary of State (the "Merger Filing") or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

         Section 1.3 Closing. The closing of the Merger (the "Closing") will take place at 8:00 a.m., Pacific Standard Time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VI hereof (the "Closing Date"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Palo Alto, California 94301, or such other date or place as agreed to in writing by the parties hereto.

         Section 1.4 Directors and Officers of the Surviving Corporation. The directors and officers of the Sub at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.


                                   ARTICLE II

                              CONVERSION OF SHARES

         Section 2.1 Conversion of Shares.

                  (a) Each share of common stock, par value $.01 per share ("Company Common Stock"), of the Company issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 2.1(c) hereof) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 0.26 (the "Exchange Ratio") of a fully paid and nonassessable share (the "Merger Consideration") of common stock, par value $.001 per share, of Parent (the "Parent Common Stock").

                  (b) Each share of common stock, par value $.001 per share, of Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, be converted into one fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation.

                  (c) Any shares of Company Common Stock that are owned by Parent, Sub or any other wholly owned Subsidiary (as defined in Section 3.1) of Parent

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shall be canceled  and  retired  and shall  cease to exist and no Parent  Common
Stock or other consideration shall be delivered in exchange therefor.

                  (d) On and after the Effective Time, holders of certificates (the "Certificates"), which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, shall cease to have any rights as stockholders of the Company, except the right to receive, subject to Section 2.5 hereof, the Merger Consideration (and cash in lieu of any fractional share as contemplated by Section 2.3) for each share of Company Common Stock held by them.

         Section  2.2  Surrender  of  Certificates.  At or  promptly  after  the
Effective Time, Parent shall make available to Equiserve L.P., or a bank reasonably acceptable to the Company (the "Exchange Agent"), in trust for the benefit of the holders of shares of Company Common Stock for exchange in accordance with this Article II, (i) cash in an amount sufficient to pay cash in lieu of fractional shares pursuant to Section 2.3, and (ii) certificates representing the aggregate number of shares of Parent Common Stock issuable pursuant to Section 2.1 hereof. Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Parent Common Stock and cash in lieu of fractional shares, if applicable. Upon surrender of a Certificate or Certificates to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate or Certificates, and the Certificate(s) so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Article II, from and after the Effective Time each Certificate shall be deemed to represent only the right to receive the Merger Consideration (and cash in lieu of any fractional share as contemplated by Section 2.3) for each share of Company Common Stock formerly represented by such Certificate, and shall not evidence any interest in, or any right to exercise the rights of a stockholder of, Parent. If a certificate representing Parent Common Stock is to be issued or a cash payment in lieu of fractional share interests is to be made to a person other than the one in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to such issuance or payment that such Certificate be properly endorsed (or accompanied by an appropriate instrument of transfer) and accompanied by evidence that any applicable stock transfer taxes have been paid or provided for.

         Section 2.3 No Fractional Shares. (a) No certificates representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of such fractional shares, any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock ( after aggregating all shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Certificate or Certificates, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock on Nasdaq Stock Market on the date the Merger became effective.

                  (b) As promptly as practicable following the Effective Time, the Exchange Agent shall deliver the Merger Consideration, whether in the form of Parent Common Stock or cash in lieu of fractional shares, or both to each holder of a Certificate or Certificates which have been surrendered.

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         Section 2.4 No Dividends.  No dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate. Dividends or other distributions with a record date after the Effective Time payable in respect of shares of Parent Common Stock held by the Exchange Agent shall be held in trust for the benefit of such holders of unsurrendered Certificates. Following surrender of any previously unsurrendered Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the date of payment of any dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender, the amount of such dividends or other distributions payable with respect to such whole shares of Parent Common Stock.

         Section 2.5 Return to Parent.  Any shares of Parent  Common  Stock made available to the Exchange Agent and any portion of the Shares Trust not exchanged for Certificates within six months after the Effective Time and any dividends and distributions held by the Exchange Agent for payment or delivery to the holders of unsurrendered Certificates formerly representing shares of Company Common Stock and unclaimed at the end of such six month period shall be redelivered or repaid by the Exchange Agent to Parent, after which time any holder of Certificates who has not theretofore delivered or surrendered such Certificates to the Exchange Agent, subject to applicable law, shall look as a general creditor only to Parent for payment of the Merger Consideration, cash in lieu of fractional share interests, and any such dividends or distributions with respect to its shares of Parent Common Stock. Notwithstanding the foregoing, none of Parent, the Exchange Agent, the Surviving Corporation or any other party shall be liable to any holder of a Certificate formerly representing shares of Company Common Stock for any Merger Consideration, cash in lieu of fractional share interests or dividends or distributions properly delivered to a public official pursuant to applicable property, escheat or similar laws. If Certificates are not surrendered prior to two years after the Effective Time, unclaimed Merger Consideration (or funds with respect to fractional shares) payable with respect to such shares of Company Common Stock shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

         Section 2.6 Company Option Plans. At the Effective Time, all options (the "Company Options") then outstanding, whether or not vested and exercisable, under the Company's 1992 Stock Option Plan, 1996 Equity Incentive Plan, 1996 Directors Stock Option Plan and 1996 Employee Stock Purchase Plan, in each case as amended (collectively, the "Company Option Plans"), shall be assumed by Parent. Each Company Option assumed by Parent other than Company Options issued pursuant to the Company 1996 Employee Stock Purchase Plan shall be subject to, and exercisable upon, the same terms and conditions as under the applicable Company Option Plan and the applicable option agreement issued thereunder, except that (a) each assumed Company Option shall be exercisable for, and represent the right to acquire, that number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to (i) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio; and (b) the option price per share of Parent Common Stock subject to each assumed Company Option shall be an amount equal to (i) the option price per share of Company Common Stock subject to such Company Option in effect immediately prior to the Effective Time divided by (ii) the Exchange Ratio (rounded up to the

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nearest  whole  cent).  The Company  represents  and  warrants  that each of the foregoing actions may be taken and effected by the Company without the consent of any holder of Company Options. Each assumed purchase right under the Company 1996 Employee Stock Purchase Plan shall continue to have, and be subject to, the terms and conditions set forth in the Company 1996 Employee Stock Purchase Plan and the documents governing the assumed purchase right, except that the purchase price of such shares of Parent Common Stock for each respective purchase date under each assumed purchase right shall be the lower of (i) the quotient determined by dividing eighty-five percent (85%) of the fair market value of Company Common Stock on the offering date of each assumed offering period by the Exchange Ratio or (ii) eighty-five percent (85%) of the fair market value of the Parent Common Stock on each purchase date of each assumed offering period occurring after the Effective Time (with the number of shares rounded to the nearest whole share and the purchase price rounded to the nearest whole cent). The assumed purchase rights shall be exercised at such times following the Effective Time as set forth in the Company 1996 Employee Stock Purchase Plan and each participant shall, accordingly, be issued shares of Parent Common Stock at such times pursuant to the Company 1996 Employee Stock Purchase Plan. The Company 1996 Employee Stock Purchase Plan shall terminate with the exercise of the last assumed purchase right, and no additional purchase rights shall be granted under the Company Employee Stock Purchase Plan following the Effective Time. Parent agrees that from and after the Effective Time, employees of the Surviving Corporation may participate in Parent's employee stock purchase plan, subject to the terms and conditions of such plan.

         The adjustment provided herein with respect to stock options shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The duration, vesting schedule, exercisability and other terms of each option immediately after the Effective Time shall be the same as the corresponding terms in effect immediately before the Effective Time, except that all references to Company in the Company Option Plans (and the corresponding references in the option agreement documenting such option) shall be deemed to be references to Parent. Except as set forth in Section 3.2(d) of the Disclosure Schedule (as defined in Article III hereof), vesting of Company Options shall not be accelerated as a result of the Merger. Continuous employment with the Company or its Subsidiaries shall be credited to the optionee for purposes of determining the vesting of all assumed Company Options after the Effective Time. As soon as reasonably practicable, but in no event later than 30 days after the Effective Time, Parent will issue to each holder of an assumed Company Option notice of the foregoing assumption by Parent.

Parent shall file with the SEC, no later than ten business days after the Effective Time, a Registration Statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the Company Options assumed by Parent in accordance with this Section 2.6.

         Section 2.7 Company Warrants. At the Effective Time, all warrants to purchase Company Common Stock (the "Company Warrants") then outstanding, whether or not exercisable, shall be assumed by Parent. Each Company Warrant assumed by Parent shall be subject to, and exercisable upon, the same terms and conditions as under the applicable warrant agreement issued thereunder, except that (a) each assumed Company Warrant shall be exercisable for, and represent the right to acquire, that number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to (i) the number of shares of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio; and (b) the exercise price per share of Parent Common Stock subject to each assumed Company Warrant shall be an amount equal to (i) the price per share of Company Common Stock subject to such Company Warrant in effect immediately prior to the Effective Time divided by (ii) the Exchange

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Ratio  (rounded up to the  nearest  whole  cent).  The  Company  represents  and warrants that each of the foregoing actions may be taken and effected by the Company without the consent of any holder of Company Warrants, except for the warrant held by Comdisco, Inc. to purchase 2,250 shares of the Company Common Stock at an exercise price of $18.10 per share pursuant to a Warrant Agreement dated as of July 30, 1993.

         Section 2.8 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made. If, after the Effective Time, certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for cash and/or certificates representing Parent Common Stock pursuant to this Article II.


                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF COMPANY

         Except as set forth in the disclosure schedule prepared and signed by the Company and delivered to Parent simultaneously with the execution hereof (the "Disclosure Schedule"), the Company represents and warrants to Parent and Sub all of the statements contained in this Article III. Each exception set forth in the Disclosure Schedule and each other response to this Agreement set forth in the Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and relates only to such section, except to the extent that one portion of the Disclosure Schedule specifically refers to another portion thereof, identifying such other portion by section reference or similar specific cross reference.

         Section 3.1 Organization. Each of the Company and its Subsidiaries is a corporation or other entity duly organized, validly existing, duly qualified or licensed to do business and in good standing under the laws of the jurisdiction of its incorporation or organization and in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a material adverse effect on the Company and its Subsidiaries. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. As used in this Agreement, any reference to any event, change or effect having a "material adverse effect" on or with respect to any entity (or group of entities taken as a whole) means such event, change or effect, individually or in the aggregate with such other events, changes, or effects, which is materially adverse to the financial condition, businesses, results of operations, assets, liabilities, properties or prospects of such entity (or, if used with respect thereto, of such group of entities taken as a whole), it being understood that none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a material adverse effect: (i) a change in the market price or trading volume of Company Common Stock or Parent Common

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Stock, as the case may be, (ii) changes  attributable  to financial  results for the quarter ended December 31, 1999, (iii) conditions affecting the economy of the United States of America as a whole, (iv) conditions affecting generally the industry in which Parent or the Company, as applicable, operates, or (v) changes after the date hereof in laws or regulations applicable to Parent or the Company, as the case may be. Section 3.1 of the Disclosure Schedule, sets forth a complete list of the names, jurisdiction of incorporation or other formation and capitalization of each of the Company's Subsidiaries and the jurisdictions in which the Company and each of its Subsidiaries are qualified to do business.

         Section 3.2 Capitalization.

                  (a) The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock and 6,500,000 shares of preferred stock, par value $.01 per share (the "Company Preferred Stock"). As of the date hereof, (i) 14,519,246 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Preferred Stock were issued and outstanding, (iii) 2,627,068 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Company Options pursuant to the Company Option Plans and (iv) 1,693,916 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Company Warrants. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable, were issued in compliance with applicable law, and are not subject to any preemptive or similar rights.

                  (b) Except as set forth in Section 3.2(b) of the Disclosure Schedule and other than pursuant to the Option Agreement, there are not now, and at the Effective Time there will not be, any (i) outstanding right, subscription, warrant, call, option or other agreement or arrangement of any kind (collectively, "Rights") to purchase or otherwise to receive from the Company or any of its Subsidiaries any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of the Company or any of its Subsidiaries, (ii) outstanding security of any kind convertible into or exchangeable for such capital stock or (iii) voting trust or other agreement or understanding to which the Company or any of its Subsidiaries is a party or is bound with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

                  (c) Each outstanding share of capital stock of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or any Subsidiary of the Company is owned free and clear of any mortgage, pledge, assessment, security interest, lease, sublease, lien, adverse claim, levy, charge, option, right of others or restriction (whether on voting, sale, transfer, disposition or otherwise) or other encumbrance of any kind, whether imposed by agreement, understanding, law or equity, or any conditional sale contract, title retention contract or other contract to give or to refrain from giving any of the foregoing (collectively, "Liens").

                  (d) Section 3.2(d) of the Disclosure Schedule sets forth a listing of (i) all outstanding Company Options as of the date hereof, which schedule shows the portion of each Company Option which is then vested, the vesting and acceleration provisions thereof, if any, the date upon which each Company Option expires and whether or not such Company Option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code; (ii) all outstanding Company Warrants as of the date hereof, which schedule shows the portion of each Company Warrant which is exercisable and the date upon which each Company Warrant expires; and (iii) each outstanding Company Option and Company Warrant that will accelerate, in whole or in part, pursuant to its terms as a result of the transactions contemplated hereby, which schedule summarizes the terms of acceleration pursuant to such Company Option, Company Warrant or Company Option Plan.

         Section 3.3 Corporate Authorization; Validity of Agreement; Company Action. (a) The Company has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and, subject to obtaining approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval"), to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which the Company is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of the Company and, except for obtaining the Company Stockholder Approval, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby. Each of this Agreement and the Ancillary Agreements to which it is a party have been duly executed and delivered by the Company and, if applicable, the Company's stockholders and affiliates and, assuming each of this Agreement and such Ancillary Agreements constitutes a valid and binding obligation of the other parties hereto and thereto, constitutes a valid and binding obligation of the Company and such stockholders and affiliates enforceable against the Company and such stockholders and affiliates in accordance with their respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (b) The Board of Directors of the Company (the "Company Board") has duly and validly approved and taken all corporate action required to be taken by such Company Board for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, and resolved to recommend that the stockholders of the Company approve and adopt this Agreement. The Company Stockholder Approval is the only vote of the holders of any class or series of Company capital stock necessary to approve this Agreement and to consummate the Merger. The Company has taken all actions necessary with respect to the entering into of this Agreement and the Ancillary Agreements to which it is a party, the consummation of the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements so as to render inapplicable to such transactions the restrictions on business combinations contained in Section 203 of the DGCL.

         Section 3.4 Consents and Approvals; No Violations. Except as disclosed in Section 3.4 of the Disclosure Schedule and except for the Company Stockholder Approval, the Merger Filing, and filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act and state blue sky laws, neither the execution, delivery or performance of this Agreement or any Ancillary Agreements by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby nor compliance by the Company with any of the provisions hereof or thereof will
(i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws or similar organizational documents of the Company or of any of its Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity"), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or result in the creation of any lien) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (a "Company Agreement") or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets, except in the case of clause (ii), (iii) or (iv) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and will not materially impair the ability of the Company to consummate the transactions contemplated hereby or by the Ancillary Agreements.

         Section 3.5 SEC Reports and Financial Statements. The Company has filed with the Securities and Exchange Commission (the "SEC"), and has heretofore made available to Parent true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it and its Subsidiaries since April 11, 1996 under the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act") (as such documents have been amended since the time of their filing, collectively, the "Company SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein (the "Company Financial Statements") (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The Company SEC Documents include all the documents that the Company was required to file with the SEC since April 11, 1996. The Company Financial Statements have been prepared from, and are in accordance with, the books and records of the Company and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein. The Company has not received notice (written or oral) from and, to its knowledge, is not under any review by any Governmental Entity in connection with its revenue recognition policies and procedures. Without limiting the foregoing, for any period after December 31, 1998, the Company has complied in all material respects with Statement of Position 97-2 (Software Revenue Recognition), as amended by Statement of Position 9804.

         Section 3.6 Absence of Certain Changes. Except as and to the extent disclosed in the Company SEC Documents filed prior to the date of this
Agreement, since September 30, 1999, the Company and its Subsidiaries have conducted their respective businesses and operations consistent with past practice only in the ordinary and usual course. From September 30, 1999 through the date of this Agreement, there has not occurred (i) any events, changes or effects (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or, which would be reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of the Company or of any of its Subsidiaries; or (iii) any change by the Company or any of its Subsidiaries in accounting principles or methods, except insofar as may be required by a change in GAAP. Since September 30, 1999 neither the Company nor any of its Subsidiaries has taken any of the actions prohibited by Section
5.1 hereof.

         Section 3.7 No Undisclosed Liabilities.  Except as set forth in Section
3.7 of the Disclosure Schedule, since September 30, 1999, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that (a) have, or would be reasonably likely to have, a material adverse effect on the Company and its Subsidiaries or (b) (i) would be required to be reflected or reserved against on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto) prepared in accordance with GAAP as applied in preparing the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 1999 and (ii) were outside the ordinary course of business and not immaterial in amount. Section 3.7 of the Disclosure Schedule sets forth the amount of principal and unpaid interest outstanding under each instrument evidencing indebtedness of the Company and its Subsidiaries which will accelerate or become due or result in a right of redemption or repurchase on the part of the holder of such indebtedness (with or without due notice or lapse of time) as a result of this Agreement, any of the Ancillary Agreements, the Merger or the other transactions contemplated hereby or thereby.

         Section 3.8 Information in Proxy Statement/Prospectus. The Proxy Statement/Prospectus (as defined in Section 5.10 hereof) (or any amendment thereof or supplement thereto) will not, at the date mailed to Company stockholders or at the times of the Special Meetings (as defined in Section 5.9(b) hereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or Sub specifically for inclusion in the Proxy Statement/Prospectus. None of the information supplied by the Company specifically for inclusion in the Parent Registration Statement (as defined in Section 5.10 hereof) will, at the date it becomes effective and at the time of the Special Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus specifically, as to information supplied by the Company for inclusion therein, will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

         Section 3.9 Employee Benefit Matters.

                  (a) All employee benefit plans and other incentive, compensation or benefit agreements or arrangements covering any current or former employee or director of, or consultant to, the Company or any Subsidiary are listed in Section 3.9 of the Disclosure Schedule (the "Company Benefit Plans"). True and complete copies of the Company Benefit Plans, trusts and reports and summaries required under the Code or the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), have been provided to the Purchaser. Except as set forth in Section 4.11(a) of the Disclosure Schedule, each Company Benefit Plan has been administered and maintained in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code. Each Company Benefit Plan intended to be qualified under Section 401(a) of the

Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified and to the knowledge of the Company no event has occurred that could reasonably be expected to adversely affect the qualified status of such Company Benefit Plan. Neither the Company nor any of its Subsidiaries has incurred (and to the knowledge of the Company no transaction has occurred which could reasonably be expected to give rise to) any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA with respect to any Company Benefit Plan. To the knowledge of the Company, there are no pending, nor has the Company or any of its Subsidiaries received notice of any threatened, claims against or otherwise involving any of the Company Benefit Plans. No Company Benefit Plan is under audit or investigation by the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation, and to the knowledge of the Company, no such audit or investigation is pending or threatened. All material contributions and other payments required to be made as of the date of this Agreement to, or pursuant to, the Company Benefit Plans have been made or accrued for in the Company Financial Statements. Neither the Company nor any entity under "common control" with the Company within the meaning of Section 4001 of ERISA has at any time contributed to, or been required to contribute to, any "pension plan" (as defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA or
Section 412 of the Code, including, without limitation, any "multi-employer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA), and neither the Company nor any such entity has at any time incurred or could reasonably expect to incur any liability under Title IV of ERISA.

                  (b) The consummation of the Transactions will not (either alone or upon the occurrence of any additional or subsequent events) (i)
constitute an event under any Company Benefit Plan, employment or severance agreement, trust, loan or other compensation or benefits agreement or arrangement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, officer, director, agent or consultant of the Company or any Subsidiary, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or the Purchaser to amend or terminate any Company Benefit Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. No payment or benefit which will or may be made by the Company, any of its Subsidiaries, the Purchaser or any of their respective affiliates with respect to any employee, officer or director of the Company or its Subsidiaries will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code and no amount of any such payment or benefit will fail to be deductible by the Company by reason of Section 162(m) of the Code.

                  (c) Neither the Company nor any of its Subsidiaries (i) maintains or contributes to any Company Benefit Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any employee upon or with respect to periods following his retirement or termination of employment, except as may be required by Section 4980B of the Code; or (ii) has ever represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) that such employee(s) would be provided with life insurance, medical, severance or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by Section 4980B of the Code. All amounts of deferred compensation benefits under any Company Benefit Plan have been properly accrued for in the Financial Statements.

                  (d) With respect to each Company Benefit Plan which is an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA, all material claims incurred (including claims incurred but not reported) by employees thereunder for which the Company is, or will become, liable are

(i) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims; (ii) covered under a contract with a health maintenance organization (an "HMO") pursuant to which the HMO bears the liability for such claims, or (iii) reflected as a liability in
Section 3.9(d) of the Disclosure Schedule.

         Section 3.10 Litigation; Compliance with Law.

                  (a) Except for the suits disclosed in the Company SEC Documents filed prior to the date of this Agreement, there is no suit, claim, action, proceeding, arbitration or investigation pending or, to the knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries which, individually or in the aggregate, is reasonably likely, individually or in the aggregate, to have a material adverse effect on the Company and its Subsidiaries, or materially impair the ability of the Company to consummate the Merger or the other transactions contemplated hereby or by the Ancillary Agreements. The foregoing includes, without limitation, actions pending or, to the knowledge of the Company, threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's or any of its Subsidiaries' employees, their use in connection with the Company's or any of its Subsidiaries' business of any information, techniques, patents, patent applications, copyrights, trade secrets, inventions, technology, know-how, Software (as defined in Section 3.17(j)) or other intellectual property rights allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

                  (b) The Company and its Subsidiaries have complied in a timely manner and in all material respects, with all laws, statutes, regulations, rules, ordinances, and judgments, decrees, orders, writs and injunctions, of any court or Governmental Entity relating to any of the property owned, leased or used by them, or applicable to their business, including, but not limited to,
(1) the Foreign Corrupt Practices Act of 1977 and any other laws regarding use of funds for political activity or commercial bribery and (2) laws relating to equal employment opportunity, discrimination, occupational safety and health, environmental, interstate commerce and antitrust.

         Section 3.11 No Default. The business of the Company and each of its Subsidiaries has not been and is not being conducted in default or violation of any term, condition or provision of (i) its respective certificate of incorporation or bylaws or similar organizational documents, (ii) any Company Agreement or (iii) any federal, state, local or foreign law, statute, regulation, rule, ordinance, judgment, decree, order, writ, injunction, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company or any of its Subsidiaries or relating to any of the property owned, leased or used by them, or applicable to their business, excluding from the foregoing clauses (ii) and (iii), defaults or violations that would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries or materially impair the ability of the Company to consummate the Merger or the other transactions contemplated hereby or by the Ancillary Agreements. As of the date of this Agreement, no investigation or review by any Governmental Entity or other entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity or other entity indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, in the future will not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries.

         Section 3.12 Taxes.

                  (a) Except as set forth in Section 3.12 of the Disclosure Schedule, the Company and each of its Subsidiaries has timely filed (or has had timely filed on its behalf) with the appropriate Tax Authorities all Tax Returns required to be filed by the Company and each of its Subsidiaries, and such Tax Returns are true, correct, and complete in all material respects.

                  (b) The Company and each of its Subsidiaries has paid, or where payment is not yet due, has established an adequate accrual in accordance with GAAP for the payment of, all Taxes for all periods ending through the date hereof.

                  (c) There are no liens for Taxes upon any property or assets of the Company or any of its Subsidiaries, except for liens for Taxes not yet due and for which adequate reserves have been established in accordance with GAAP.

                  (d) No federal, state, local or foreign Audits are presently pending with regard to any Taxes or Tax Returns of the Company and its Subsidiaries and to the knowledge of the Company, no such Audit is threatened.

                  (e) Except as set forth in Section 3.12(e) of the Disclosure Schedule, the Tax Returns of the Company and each of its Subsidiaries have not been examined by the applicable Tax Authority (or the applicable statutes of limitation for the assessment of Taxes for such periods have expired), and for any year that a Tax Return was examined, no material adjustments were asserted as a result of such examination which have not been resolved and fully paid, and no issue has been raised by any Tax Authority in any Audit of the Company or any of its Subsidiaries that, if raised with respect to any other period not so audited, could be expected to result in a proposed deficiency for any such period not so audited.

                  (f) There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or any of its Subsidiaries, and no power of attorney granted by the Company or any of its Subsidiaries with respect to any Taxes is currently in force.

                  (g) Neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation, indemnification, or sharing of Taxes.

                  (h) Neither the Company nor any of its Subsidiaries has been a member of any "affiliated group" (as defined in section 1504(a) of the Code) and is not subject to Treas. Reg. 1.1502-6 for any period.

                  (i) Neither the Company nor any of its Subsidiaries is or has been a U.S. real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                  (j) "Audit" means any audit, assessment, or other examination relating to Taxes by any Tax Authority or any judicial or administrative proceedings relating to Taxes. "Tax" or "Taxes" means all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Tax Authority. "Tax Authority" means the IRS and any other domestic or foreign governmental authority responsible for the administration of any Taxes. "Tax Returns" mean all federal, state, local, and foreign tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto.

         Section 3.13 Contracts. Each Company Agreement is valid, binding and enforceable and in full force and effect, except where failure to be valid, binding and enforceable and in full force and effect would not have a material adverse effect on the Company and its Subsidiaries, and there are no defaults thereunder, except those defaults that would not have a material adverse effect on the Company and its Subsidiaries. Section 3.13 of the Disclosure Schedule sets forth a true and complete list of (i) all Company Agreements entered into by the Company, or any of its Subsidiaries and all amendments to any Company Agreement, included as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and (ii) all non-competition agreements imposing restrictions on the ability of the Company or any of its Subsidiaries to conduct business in any jurisdiction or territory.

         Section 3.14 Assets; Real Property. The Company and its Subsidiaries have all assets, properties, rights and contracts necessary to permit the Company and its Subsidiaries to conduct their business as it is currently being conducted, except where the failure to have such assets, properties, rights and contracts would not have a material adverse effect on the Company and its Subsidiaries. The Company SEC Documents accurately identify all material real property or material interests in material real property owned by the Company and its Subsidiaries (the "Real Property"). The Company or its Subsidiaries has good and marketable title to the real property owned by them, free and clear of all liens, charges, security interests, options, claims, mortgages, pledges, easements, rights-of-way or other encumbrances and restrictions of any nature whatsoever, except as described in Section 3.14 of the Disclosure Schedule and those that do not adversely affect the value of such real property.

         Section 3.15 Environmental Matters. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, (a) the Company and its Subsidiaries are in compliance in all material respects with federal, state, local and foreign laws and regulations relating to pollution, protection or preservation of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, petroleum and petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon, or lead or lead-based paints or materials ("Materials of Environmental Concern"), or otherwise relating to the generation, storage, containment (whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon (collectively, "Environmental Laws"), and including, but not limited to, compliance with any permits or other governmental authorizations or the terms and conditions thereof; (b) neither the Company nor any of its Subsidiaries has received any communication or notice, whether from a governmental authority or otherwise, alleging any violation of or noncompliance with any Environmental Laws by any of the Company or its Subsidiaries or for which the any of them is responsible, and there is no pending or threatened claim, action, investigation or notice by any person or entity alleging potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by the Company or its Subsidiaries, now or in the past, or (ii) any violation, or alleged violation, of any Environmental Law (collectively, "Environmental Claims"), except where such Environmental Claims would not have a material adverse effect or otherwise require disclosure in the Company SEC Documents; and (c) to the knowledge of the Company, there are no past or present facts or circumstances that could form the basis of any Environmental Claim against the Company or its Subsidiaries or against any person or entity whose liability for any

Environmental Claim the Company or its Subsidiaries have retained or assumed either contractually or by operation of law, except where such Environmental Claim, if made, would not have a material adverse effect or otherwise require disclosure in the Company SEC Documents. All permits and other governmental authorizations currently held or required to be held by the Company and its Subsidiaries pursuant to any Environmental Laws are identified in Section 3.15 of the Disclosure Schedule. The Company has provided to Parent all assessments, reports, data, results of investigations or audits, and other information that is in the possession of or reasonably available to the Company regarding environmental matters pertaining to the environmental condition of the business of the Company and its Subsidiaries, or the compliance (or noncompliance) by the Company or its Subsidiaries with any Environmental Laws.

         Section 3.16 Product Liability. Except as described in Section 3.16 of the Disclosure Schedule, there are not presently pending or, to the knowledge of the Company, threatened any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings or demand letters relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any product manufactured, distributed or sold by or on behalf of the Company and its Subsidiaries, which if adversely determined, would reasonably be expected to have a material adverse effect on the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries has extended to its customers any written nonuniform product warranties, indemnifications or guarantees.

         Section 3.17 Intellectual Property.

                  (a) The Company or its Subsidiaries own or have a valid right to use all trademarks, service marks, trade names, Internet domain names, designs, slogans, and general intangibles of like nature, together with all goodwill related to the foregoing (collectively, "Trademarks"); patents; copyrights (including any registrations, renewals and applications for any of the foregoing); Software; technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (collectively, "Trade Secrets," and together with the foregoing, the "Intellectual Property") used in or necessary for the conduct of the Company and each Subsidiaries' business as currently conducted or contemplated to be conducted and described in the Company SEC Documents.

                  (b) Section 3.17(b)(1) of the Disclosure Schedule sets forth, for the Intellectual Property owned by the Company or its Subsidiaries, a complete and accurate list of all U.S. and foreign (1) patents and patent applications; (2) Trademark registrations (including Internet domain registrations) and applications and material unregistered Trademarks; (3) copyright registrations and applications, including those in Software, indicating for each, the applicable jurisdiction, registration number (or application number), and date issued (or date filed). Section 3.17(b)(2) sets forth a complete and accurate list of all license agreements granting any right to use or practice any rights under any Intellectual Property, whether the Company or any of its Subsidiaries is the licensee or licensor thereunder, and any written settlements relating to any Intellectual Property to which the Company or any of its Subsidiaries is a party or otherwise bound (collectively, the "License Agreements"), indicating for each the title, the parties and the date executed.

                  (c) The Intellectual Property owned by the Company or any of its Subsidiaries is free and clear of all Liens, and the Company or a Subsidiary of the Company, as noted in Section 3.17(c) of the Disclosure Schedule is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each application and registration listed in Section 3.17(c) of the Disclosure Schedule.

                  (d) Except as set forth in Section 3.17(d) of the Disclosure Schedule, the Intellectual Property owned by the Company or any Subsidiary and, to the best of the Company's knowledge, any Intellectual Property used by the Company, is valid and subsisting, in full force and effect, and has not been canceled, expired, or abandoned. There is no pending or, to the knowledge of the Company, threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the registrations listed in Section 3.19(d) of the Disclosure Schedule, or, to the best of the Company 's knowledge, against any Intellectual Property licensed to the Company or its Subsidiaries.

                  (e) The conduct of the Company's and its Subsidiaries' business as currently conducted or planned to be conducted and described in the Company SEC Documents does not infringe upon any Intellectual Property rights owned or controlled by any third party (either directly or indirectly such as through contributory infringement or inducement to infringe). Except as set forth in Section 3.17(e) of the Disclosure Schedule, there are no claims or suits pending or, to the knowledge of the Company, threatened, and neither the Company nor any of its Subsidiaries has received any notice of a third party claim or suit (1) alleging that its activities or the conduct of its businesses infringes upon, violates, or constitutes the unauthorized use of the
Intellectual Property rights of any third party or (2) challenging the ownership, use, validity or enforceability of any Intellectual Property.

                  (f) Except as set forth in Section 3.17(f) of the Disclosure Schedule, there are no settlements, forebearances to sue, consents, judgments, or orders or similar obligations which (1) restrict the Company's or its Subsidiaries' rights to use any Intellectual Property, (2) restrict the Company's or its Subsidiaries' business in order to accommodate a third party's Intellectual Property or (3) permit third parties to use any Intellectual Property owned or controlled by the Company or any of its Subsidiaries. The Company or its Subsidiaries has not licensed or sublicensed its rights in any material Intellectual Property other than pursuant to the License Agreements, and no royalties, honoraria or other fees are payable by the Company or its Subsidiaries for the use of or right to use any Intellectual Property, except pursuant to the License Agreements. The License Agreements are valid and binding obligations of all parties thereto, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Company or, to the knowledge of the Company, any other party under any such License Agreement.

                  (g) The Company and each of its Subsidiaries take reasonable measures to protect the confidentiality of Trade Secrets, including requiring its employees and independent contractors having access thereto to execute written non-disclosure agreements. To the knowledge of the Company, no Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement that adequately protects the Company and the applicable Subsidiary's proprietary interests in and to such Trade Secrets. Neither the Company nor, to the knowledge of the Company, any other party to any non-disclosure agreement relating to the Company's Trade Secrets is in breach or default thereof.

                  (h) To the knowledge of the Company, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property owned by the Company or any of its Subsidiaries and, except as set forth in
Section 3.17(h) of the Disclosure Schedule, no such claims have been brought against any third party by the Company or any of its Subsidiaries.

                  (i) Except as set forth in Section 3.17(i) of the Disclosure Schedule, the consummation of the transactions contemplated hereby will not result in the loss or impairment of the Company or any of its Subsidiaries' right to own or use any of the Intellectual Property, nor will require the consent of any governmental authority or third party in respect of any such Intellectual Property.

                  (j) Section 3.17(j) of the Disclosure Schedule lists all Software (other than off-the-shelf software applications programs having an acquisition price of less than $25,000) which are owned, licensed, leased, or otherwise used by the Company or any of its Subsidiaries, and identifies which of such Software is owned, licensed, leased, or otherwise used, as the case may be. Section 3.17(j) of the Disclosure Schedule lists all Software sold, licensed, leased or otherwise distributed by the Company or any of its Subsidiaries to any third party, and identifies which Software is sold, licensed, leased, or otherwise distributed as the case may be. With respect to the Software set forth in Section 3.17(j) of the Disclosure Schedule which the Company or any of its Subsidiaries purports to own, such Software was either developed (1) by employees of the Company or any of its Subsidiaries within the scope of their employment; or (2) by independent contractors who have assigned their rights to the Company or any of its Subsidiaries pursuant to written agreements. For purposes of this Section 3.17, "Software" means any and all (v) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (w) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (x) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (y) the technology supporting any Internet site(s) operated by or on behalf of the Company or any of its Subsidiaries, and (z) all documentation, including user manuals and training materials, relating to any of the foregoing.

                  (k) Any Software that the Company or any of its Subsidiaries licenses and maintains pursuant to contracts with third parties ("Licensed Software") in order to enable such Software to process accurately (including calculating, comparing and sequencing) in all material respects date data from, into and between the twentieth and twenty-first centuries, including leap year calculations ("Millennial Date Data"). All such Licensed Software processes Millennial Date Data without material errors or omissions and without materially affecting functionality when used in accordance with the product documentation provided by the Company therefor and provided that all other software and all hardware and firmware used in combination with such Licensed Software properly exchanges date data with it. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has made any representation or warranty to any third party that imposes any liability (whether or not accrued, contingent or otherwise) on the Company or any of its Subsidiaries greater than the preceding representation.

                  (l) The Company and its Subsidiaries are in the process of, and have substantially completed obtaining, written representations or assurances from each third party that (A) provides or will provide Millennial Date Data to the Company or its Subsidiaries, (B) processes or will process Millennial Date Data for the Company or its Subsidiaries or (C) otherwise provides or will provide any material product or service to the Company or its Subsidiaries that is dependent upon any Software, microcode, chip or hardware system or component, including any electronic or electronically controlled system or component (a "System") that processes any Millennial Date Data, stating that all of such Systems that are used for, or on behalf of, the Company or its Subsidiaries will process Millennial Date Data without materially affecting the supply of such product or service to the Company or its Subsidiaries after December 31, 1999.

         Section 3.18 Proprietary Rights and Confidentiality Agreements. Each current and former employee and officer of the Company and its Subsidiaries has executed a Proprietary Rights and Confidentiality Agreement or similar such agreement, in substantially the form previously provided to Parent. The Company is not aware that any of the current or former employees of the Company or any of its Subsidiaries is in violation thereof.

         Section 3.19 Insurance. The Company and each of its Subsidiaries has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of the Company and its Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. The Company has not been notified of any threatened termination of, or material premium increase with respect to, any of such policies.

         Section 3.20 Suppliers and Customers. Since September 30, 1999, no material licensor, vendor, supplier, licensee or customer of the Company or any of its Subsidiaries has canceled or otherwise modified its relationship with the Company or its Subsidiaries and, to the Company's knowledge, (a) no such person has any intention to do so, and (b) the consummation of the transactions contemplated hereby will not adversely affect any of such relationships.

         Section 3.21 Labor Matters.

                  (a) Except as set forth in Section 3.21(a) of the Disclosure Schedule, (i) the Company and its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, health and safety, and wages and hours; (ii) neither the Company nor any of its Subsidiaries has received written notice of any charge or complaint against the Company or any of its Subsidiaries pending before the Equal Employment Opportunity Commission, the National Labor Relations Board, or any other government agency or court or other tribunal regarding an unlawful employment practice; (iii) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement and there is no labor strike, slowdown or stoppage actually pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries;
(iv) neither the Company nor any of its Subsidiaries has received notice that any representation petition respecting the employees of the Company or any of its Subsidiaries has been filed with the National Labor Relations Board, and, to the knowledge of the Company, there has been no labor union prior to the date hereof organizing any employees of the Company or any of its Subsidiaries into one or more collective bargaining units; (v) there are no complaints, lawsuits, arbitrations or other proceedings pending, or to the knowledge of the Company, threatened by or on behalf of any present or former employee of the Company or any of its Subsidiaries alleging breach of any express or implied contract of employment; (vi) to the knowledge of the Company, no federal, state, or local agency responsible for the enforcement of labor or employment laws intends to conduct an investigation with respect to or relating to the Company or any of its Subsidiaries and no such investigation is in progress; (vii) there are no personnel arrangements, understandings, policies, rules or procedures (whether written or oral) applicable to employees of the Company or any of its Subsidiaries other than those set forth in Section 3.21(a) of the Disclosure Schedule, true, correct and complete copies of which have heretofore been delivered to Parent; and (viii) there are no employment contracts, severance agreements, confidentiality agreements (other than standard employee non-disclosure agreements as contemplated by Section 3.21(vii)) or any other agreements

(whether written or oral) with any employees of the Company or any Subsidiary thereto.

                  (b) The Company and its Subsidiaries are and have been in substantial compliance with all notice and other requirements under the Worker Adjustment and Retaining Notification Act ("WARN") or similar state statute. Except as set forth in Section 3.21(b) of the Disclosure Schedule, none of the employees of the Company or any of its Subsidiaries have suffered an "employment loss" (as defined in WARN) during the ninety-day period prior to the execution of this Agreement.

                  (c) Neither the Company nor any of its Subsidiaries is bound by any contract, arrangement, understanding, policy, rule or procedure (whether written or oral) that restricts its ability to terminate the employment of any of its employees at any time without payment or other liability.

         Section 3.22 Accounts Receivable. Subject to any reserves set forth in the balance sheet of the Company included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, as filed with the SEC prior to the date of this Agreement (the "Company Balance Sheet"), the accounts receivable shown in the Company Balance Sheet arose in the ordinary course of business; were not, as of the date of the Company Balance Sheet, subject to any material discount, contingency, claim of offset or recoupment or counterclaim; and represented, as of the date of the Company Balance Sheet, bona fide claims against debtors for sales, leases, licenses and other charges. All accounts receivable of the Company and its Subsidiaries arising after the date of the Company Balance Sheet through the date of this Agreement arose in the ordinary course of business and, as of the date of this Agreement, are not subject to any material discount, contingency, claim of offset or recoupment or counterclaim, except for normal reserves consistent with past practice. The amount carried for doubtful accounts and allowances disclosed in the Company Balance Sheet is believed by the Company as of the date of this Agreement to be sufficient to provide for any losses which may be sustained or realization of the accounts receivable shown in the Company Balance Sheet.

         Section 3.23 Transactions with Affiliates. Except to the extent disclosed in the Company SEC Documents filed prior to the date of this Agreement or as disclosed in Section 3.23 of the Disclosure Schedule, since September 30, 1999, there have been no transactions, agreements, arrangements or understandings between the Company and its affiliates that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

         Section 3.24 Opinion of Financial Advisor. The Company has received the written opinion of Volpe Brown Whelan & Company, LLC, dated the date hereof, to the effect that, as of such date, the consideration to be received by the stockholders of the Company in the Merger is fair to such stockholders from a financial point of view, a signed copy of which opinion has been delivered to Parent.

         Section 3.25 Brokers or Finders. The Company represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person, other than Volpe Brown Whelan & Company, LLC is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and the Company agrees to indemnify and hold Parent and Sub harmless from and against any and all claims, liabilities or obligations with respect to any other commissions or similar fees in connection with any of the transactions contemplated by this Agreement which are asserted by any person on the basis of any act or statement alleged to have been made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Volpe Brown Whelan & Company, LLC pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby.

         Section 3.26 Accounting Matters; Reorganization. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any of their respective directors, officers or stockholders, has taken any action which would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code. Each of the representations made by the Company to its accountants relating to treatment of the Merger as a "pooling of interests" for accounting purposes are true and correct in all respects. Each of the representations made and to be made by the Company to KPMG LLP in connection with KPMG LLP's issuance of the letter referred to in Section 5.17(c) hereof are or will be, as the case may be, true and correct in all respects.

         Section 3.27 State Takeover Statutes. To the knowledge of the Company, no state takeover statute (other than Section 203 of the DGCL, which is inapplicable) is applicable to the Merger or the transactions contemplated by this agreement and the Ancillary Agreements.

         Section 3.28 Full Disclosure. The Company has not knowingly failed to disclose to Parent any facts material to the Company's business, results of operations, assets, liabilities, financial condition or prospects. No representation or warranty by the Company in this Agreement and no statement by the Company contained in any document (including the Company Financial Statements), schedule or certificate furnished or to be furnished by the Company to Parent pursuant to the terms hereof, the Option Agreement or in connection with the transactions contemplated hereby or thereby, contains as of the date hereof or will contain as of the Effective Time, any untrue statements of a material fact or omit or will omit to state any material fact necessary, in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

         Section 3.29 Registration and Preemptive Rights. Prior to the date hereof, each of (i) that certain Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of July 7, 1999, by and among the Company and certain persons listed on a schedule thereto, (ii) that certain Registration Rights Agreement, dated as of July 7, 1999, by and among the Company and the other signatories thereto, and (iii) that certain Third Amended and Restated Registration Rights Agreement, as amended, dated as of March 3, 1995, by and among the Company and the other signatories thereto, has been terminated in accordance with its terms, such termination to be effective as of the Effective Time and to be subject to consummation of the Merger. In addition, each party (other than the Company) to the Securities Purchase Agreement has retroactively waived all rights such party has, may have had or may in the future have had pursuant to the Securities Purchase Agreement, such waiver to be effective as of the Effective Time and to be subject to consummation of the Merger.


                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         Parent and Sub represent and warrant to the Company as follows:

         Section 4.1 Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a material adverse effect on Parent and its Subsidiaries.

Parent and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, in the aggregate, have a material adverse effect on Parent and its Subsidiaries.

         Section 4.2 Capitalization.

                  (a) The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value $.001 per share (the "Parent Preferred Stock"). As of the date hereof, (i) 21,589,233 shares of Parent Common Stock were issued and outstanding, (ii) no shares of Parent Preferred Stock were issued and outstanding, and (iii) 3,590,812 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding options to purchase shares of Parent Common Stock pursuant to employee stock option plans of Parent and all other employee benefit plans of Parent. All of the issued and outstanding shares of Parent Common Stock are validly issued, fully paid and nonassessable and are not subject to any preemptive or similar rights.

                  (b) Except as disclosed in this Section 4.2, as of the date of this Agreement, there is no outstanding (i) Right to purchase or otherwise to receive from Parent or any of its Subsidiaries any of the outstanding authorized but unissued or treasury shares of the capital stock of Parent or any of its Subsidiaries, (ii) security of any kind convertible into or exchangeable for such capital stock and (iii) voting trust or other agreement or understanding to which Parent or any of its Subsidiaries is a party or is bound with respect to the voting of the capital stock of Parent or any of its Subsidiaries.

         Section 4.3 Authorization; Validity of Agreement; Necessary Action.

                  (a) Each of Parent and Sub has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and, subject to obtaining approval by the affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock of the issuance of Parent Common Stock in connection with the Merger (the "Parent Stockholder Approval"), to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which each of Parent and Sub, respectively, is a party and the consummation by Parent and Sub of the Merger and of the other transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Sub, respectively, and, subject to obtaining the Parent Stockholder Approval, no other corporate actions on the part of Parent and Sub are necessary to authorize the execution and delivery of this Agreement or such Ancillary Agreements and the consummation by each of them of the transactions contemplated hereby and thereby. Each of this Agreement and the Ancillary Agreements to which each of Parent and Sub, respectively, is a party has been duly executed and delivered by Parent or Sub, as the case may be, and if applicable, the Parent's stockholders and affiliates, assuming each of this Agreement and such Ancillary Agreements constitutes a valid and binding obligation of the other parties hereto and thereto, constitutes a valid and binding obligation of Parent or Sub, as the case may be, and Parents stockholders and affiliates enforceable against Parent, Sub or Parent's stockholders and affiliates, as the case may be, in accordance with their respective terms, in accordance with its respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The shares of Parent Common Stock to be issued pursuant to the Merger, upon receipt of the Parent Stockholder Approval, when issued in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

                  (b) The Boards of Directors of Parent and Sub each have duly and validly approved and taken all corporate action required to be taken by such Board of Directors for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements to which Parent or Sub, as the case may be, is a party. The Parent Stockholder Approval is the only vote of the holders of any class or series of Parent capital stock necessary to approve the Agreement. As of the date hereof, the stockholders of Parent who have executed the Parent Stockholder Agreements collectively own shares of Parent Common Stock representing, in the aggregate, voting power sufficient to effect the Parent Stockholder Approval.

         Section 4.4 Consents and Approvals; No Violations. Except for the Parent Stockholder Approval, the Merger Filing and filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act, the Exchange Act, the Securities Act, and state blue sky laws, neither the execution, delivery or performance of this Agreement or any Ancillary Agreements by Parent and Sub nor the consummation by Parent and Sub of the transactions contemplated hereby or thereby nor compliance by Parent and Sub with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the respective certificates of incorporation or by-laws of Parent, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets, except in the case of clauses (ii), (iii) and (iv) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults would not, individually or in the aggregate, have a material adverse effect on Parent and will not materially impair the ability of Parent or Sub to consummate the transactions contemplated hereby or by the Ancillary Agreements.

         Section 4.5 Information in Proxy Statement/Prospectus. The Registration Statement (or any amendment thereof or supplement thereto) will not, at the date it becomes effective and at the times of the Special Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Parent or Sub with respect to statements made therein based on information supplied by the Company for inclusion in the Registration Statement. None of the information supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement/Prospectus, at the date mailed to stockholders and at the time of the Special Meetings, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement, as to information supplied by Parent or Sub, will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

         Section 4.6 SEC Reports and Financial Statements. Parent has filed with the SEC, and has heretofore made available to the Company true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it and its Subsidiaries since August 5, 1999 under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "Parent SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Parent SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The Parent SEC Documents include all the documents that Parent was required to file with the SEC since August 5, 1999. Each of the consolidated financial statements included in the Parent SEC Documents have been prepared from, and are in accordance with, the books and records of Parent and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position and the consolidated results of operations and cash flows of Certificate of Incorporation and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein. Parent has not received notice (written or oral) from and, to its knowledge, is not under any review by any Governmental Entity in connection with its revenue recognition policies and procedures. Without limiting the foregoing, for any period after December 31, 1998, Parent has complied in all material respects with State of Position 97-2 (Software Revenue Recognition), as amended by Statement of Position 98-4.

         Section 4.7 Absence of Certain Changes. Except as and to the extent disclosed in the Parent SEC Documents filed prior to the date of this Agreement, since September 30, 1999, Parent and its Subsidiaries have conducted their respective businesses and operations in all material respects consistent with past practice only in the ordinary and usual course. From September 30, 1999 through the date of this Agreement, there has not occurred (i) any events, changes or effects (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or, which would be reasonably likely to have, individually or in the aggregate, a material adverse effect on Parent and its Subsidiaries; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of Parent or of any of its Subsidiaries other than regular quarterly cash dividends or dividends paid by wholly owned Subsidiaries; or (iii) any change by Parent or any of its Subsidiaries in accounting principles or methods, except insofar as may be required by a change in GAAP. Since September 30, 1999 neither Parent nor any of its Subsidiaries has taken any of the actions prohibited by Section 5.2 hereof.

         Section 4.8 Litigation; Compliance with Law.

                  (a) Except for the suits disclosed in the Parent SEC Documents filed prior to the date of this Agreement, there is no suit, claim, action, proceeding, arbitration or investigation pending or, to the knowledge of Parent, threatened against or affecting, Parent or any of its Subsidiaries which, individually or in the aggregate, is reasonably likely, individually or in the aggregate, to have a material adverse effect on Parent and its Subsidiaries, or materially impair the ability of Parent to consummate the Merger or the other transactions contemplated hereby or by the Ancillary Agreements. The foregoing includes, without limitation, actions pending or, to the knowledge of Parent, threatened (or any basis therefor known to Parent) involving the prior employment of any of Parent's or any of its Subsidiaries' employees, their use in connection with Parent's or any of its Subsidiaries' business of any information, techniques, patents, patent applications, copyrights, trade secrets, inventions, technology, know-how, software or other intellectual property rights allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

                  (b) Parent and its Subsidiaries have complied in a timely manner and in all material respects, with all laws, statutes, regulations, rules, ordinances, and judgments, decrees, orders, writs and injunctions, of any court or Governmental Entity relating to any of the property owned, leased or used by them, or applicable to their business, including, but not limited to,
(1) the Foreign Corrupt Practices Act of 1977 and any other laws regarding use of funds for political activity or commercial bribery and (2) laws relating to equal employment opportunity, discrimination, occupational safety and health, environmental, interstate commerce and antitrust.

         Section 4.9 Opinion of Financial Advisor. Parent has received the written opinion of Credit Suisse First Boston, dated the date hereof, to the effect that, as of such date, the Merger Consideration to be paid by Parent in the Merger is fair from a financial point of view to Parent, a signed copy of which opinion has been delivered to the Company.

         Section 4.10 Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or person, other than Credit Suisse First Boston, is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and Parent agrees to indemnify and hold the Company harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by or on behalf of such party.

         Section 4.11 Accounting Matters; Reorganization. None of Parent, any of its Subsidiaries or, to the knowledge of Parent, any of their respective directors, officers or stockholders, has taken any action which would prevent the Merger from constituting a reorganization qualifying under the provisions of
Section 368(a) of the Code. Each of the representations made by Parent to KPMG LLP relating to treatment of the Merger as a "pooling of interests" for accounting purposes are true and correct in all respects. Each of the representations made and to be made by Parent to KPMG LLP in connection with KPMG LLP's issuance of the letter referred to in Section 5.17(c) hereof are or will be, as the case may be, true and correct in all respects.

         Section 4.12 Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.


                                    ARTICLE V

                                    COVENANTS

         Section 5.1 Interim Operations of the Company. The Company covenants and agrees that, except (i) as expressly provided in this Agreement or (ii)

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


with the prior written consent of Parent, after the date hereof and prior to the Effective Time:

                  (a) the business of the Company and its Subsidiaries will be conducted in the ordinary and customary course consistent with past practice and each of the Company and its Subsidiaries shall use its best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors and business partners;

                  (b) the Company will not, directly or indirectly, split, combine or reclassify the outstanding Company Common Stock, or any outstanding capital stock of any of the Subsidiaries of the Company;

                  (c) neither the Company nor any of its Subsidiaries shall (i) amend its certificate of incorporation or by-laws or similar organizational documents; (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (iii) issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, other than issuances pursuant to the exercise of Company Options outstanding on the date hereof, in accordance with their present terms and the grant of options to purchase Company Common Stock to new non-executive level employees consistent with past practices; (iv) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any material assets other than in the ordinary and usual course of business and consistent with past practice; or (v) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

                  (d) neither the Company nor any of its Subsidiaries shall (i) grant any increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any of its officers, directors, employees, agents or consultants (other than increases for non-executive level employees in the ordinary course of not more than 10%); (ii) adopt or enter into any new plan, policy, agreement or arrangement that would constitute a Company Benefit Plan, or amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any existing Company Benefit Plan; (iii) enter into any, or amend any existing, employment or severance agreement with or, except in accordance with the existing written policies of the Company previously delivered to Parent, grant any severance or termination pay to any officer, director or employee of the Company or any of its Subsidiaries; or (iv) make any loans to any of its officers, directors, employees, agents or consultants or make any changes in its existing borrowing or lending arrangements for or on behalf of any of such persons, whether contingent on the Merger or otherwise;

                  (e) neither the Company nor any of its Subsidiaries shall modify, amend or terminate any of the Company Agreements or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

                  (f) the Company and its Subsidiaries shall use commercially reasonable efforts to prevent any material insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to Parent, except in the ordinary course of business and consistent with past practice;

                  (g) neither the Company nor any of its Subsidiaries shall license or otherwise transfer, dispose of, permit to lapse or otherwise fail to preserve any of the Company's or any of its Subsidiaries' Intellectual Property Rights, or dispose of or disclose to any person who has not entered into a confidentiality agreement any trade secret, formula, process or know-how not theretofore a matter of public knowledge, except in the ordinary course of business and consistent with past practice;

                  (h) neither the Company nor any of its Subsidiaries shall cancel any debts or waive, release or relinquish any contract rights or other rights of substantial value, except settlements of accounts receivable in the ordinary course of business and consistent with past practice;

                  (i) neither the Company nor any of its Subsidiaries shall: (i)
incur or assume any long-term debt except for amounts set forth in the Company's budget previously delivered to Parent and, except in the ordinary course of business consistent with past practice, incur or assume any short-term indebtedness in amounts not consistent with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business and consistent with past practice; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned Subsidiaries of the Company or customary advances to employees for travel and business expenses in the ordinary course of business and consistent with past practice); or (iv) enter into any material commitment or transaction (including, but not limited to, any borrowing, capital expenditure or purchase, sale or lease of assets) other than capital expenditures pursuant to the Company's capital expenditures budget previously delivered to Parent and other capital expenditures that do not exceed $50,000 in the aggregate since September 30, 1999;

                  (j) neither the Company nor any of it s Subsidiaries shall (i) change any of the accounting principles used by it unless required by GAAP; (ii) take or allow to be taken any action which would jeopardize the treatment of Parent's business combination with the Company as a pooling of interests for accounting purposes; or (iii) take or allow to be taken any action which would jeopardize qualification of the Merger as a reorganization within the meaning of
Section 368(a) of the Code;

                  (k) neither the Company nor any of its Subsidiaries shall pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations (i) in the ordinary course of business and consistent with past practice, or claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and its consolidated Subsidiaries, (ii) incurred in the ordinary course of business and consistent with past practice or (iii) which are legally required to be paid, discharged or satisfied (provided that if such claims, liabilities or obligations referred to in this clause (iii) are legally required to be paid and are also not otherwise payable in accordance with clauses (i) or (ii) above, the Company will notify Parent in writing if such claims, liabilities or obligations exceed, individually or in the aggregate, $50,000 in value, reasonably in advance of their payment);

                  (l) neither the Company nor any of its Subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries or any agreement relating to an Alternative Transaction (as defined in Section 5.7(a) hereof);

                  (m) neither the Company nor any of its Subsidiaries will take, or agree to commit to take, any action that would make any representation or warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time;

                  (n) neither the Company nor any of its Subsidiaries will voluntarily make or agree to make any changes in Tax accounting methods, waive or consent to the extension of any statute of limitations with respect to Taxes, or consent to any assessment of Taxes, or settle any judicial or administrative proceeding affecting Taxes; and

                  (o) neither the Company nor any of its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

         Section 5.2 Interim Operations of Parent. Parent covenants and agrees that, except (i) as expressly provided in this Agreement, or (ii) with the prior written consent of the Company, after the date hereof and prior to the Effective
Time:

                  (a) Parent will not, directly or indirectly, split, combine or reclassify the outstanding Parent Common Stock;

                  (b) Parent shall not: (i) amend its certificate of incorporation or by-laws; or (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than regular quarterly cash dividends consistent with past practice;

                  (c) neither Parent nor any of its Subsidiaries shall (i) change any of the accounting principles used by it unless required by GAAP; (ii) take or allow to be taken any action which would jeopardize the treatment of Parent's business combination with the Company as a pooling of interests for accounting purposes; or (iii) take or allow to be taken any action which would jeopardize qualification of the Merger as a reorganization within the meaning of
Section 368(a) of the Code;

                  (d) neither Parent nor any of its Subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Parent or any of its Subsidiaries or any agreement relating to a Competing Proposal (as defined in Section 5.8 hereof);

                  (e) neither Parent nor any of its Subsidiaries will take, or agree to commit to take, any action that would make any representation or warranty of Parent and Sub contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time; and

                  (f) neither Parent nor any of its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

         Section 5.3 Access to Information. The Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent, access, during normal business hours, during the period prior to the Effective Time, to all of its and its Subsidiaries' properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Unless otherwise required by law, until the Effective Time, Parent will hold, and cause its officers, employees, accountants, counsel, financing sources and other representatives to hold, any such information which is nonpublic in confidence in accordance with the provisions of the Mutual Non-Disclosure Agreement between the Company and Parent, dated as of August 18, 1999 (the "Confidentiality Agreement").

         Section 5.4 HSR Act Filings.

                  (a) Each of Parent and the Company shall, to the extent applicable, (i) make or cause to be made any filings required of such party or any of its Subsidiaries or affiliates under the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten business days after the date of this Agreement, (ii) comply at the earliest practicable date with any request under the HSR Act for additional information, documents, or other materials received by such party or any of its Subsidiaries from the Federal Trade Commission or the Department of Justice (either, an "HSR Authority") or any other Governmental Entity in respect of such filings or such transactions, and (iii) cooperate with the other party in connection with any such filing (including, with respect to the party making a filing, providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, to accept all reasonable changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Entity under any Antitrust Laws (as defined in Section 5.4(b) hereof) with respect to any such filing or any such transaction. Each party shall use its reasonable best efforts to furnish to each other all information required for any application or another filing to be made pursuant to any applicable law in connection with the Merger and the other transactions contemplated by this Agreement. Each party shall promptly inform the other party of any communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Entity regarding any such filings or any such transaction.

                  (b) Each of Parent and the Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Parent and the Company shall cooperate and use its reasonable best efforts vigorously to contest and resist any such action or proceeding, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any other transactions contemplated by this Agreement, and vigorously to pursue all available avenues of administrative and judicial appeal and all available legislative action, unless by mutual agreement Parent and the Company decide that litigation is not in their respective best interest. Parent shall be entitled to direct any proceedings or negotiations with any Governmental Entity relating to any of the foregoing described in this
Section 5.4, provided that it shall afford the Company a reasonable opportunity to participate therein. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.4 shall limit a party's right to terminate this Agreement pursuant to Section 7.1, so long as such party has up to then complied in all material respects with its obligations under this
Section 5.4. Each of Parent and the Company shall use its reasonable best efforts to take such action as may be required to cause the expiration of any notice period under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

                  (c) Notwithstanding this Section 5.4 or any other provision of this Agreement or any of the Ancillary Agreements, neither Parent nor Sub shall be required, whether before or after the Effective Time, to hold separate (including by trust or otherwise) or divest any of its business or assets or any of the businesses or assets of the Company, or enter into any consent decree or other agreement that would restrict Parent or the Company in the conduct of its respective businesses as heretofore conducted.

         Section 5.5 Other Consents and Approvals. Each of the Company, Parent and Sub will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include, without limitation, furnishing all information in connection with approvals of or filings with any Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby. Each of the Company, Parent and Sub will, and will cause its respective Subsidiaries to, take all reasonable actions necessary to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, Sub, the Company or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement or the Ancillary Agreements (collectively, the "Requisite Regulatory Approvals").

         Section 5.6 Employment Agreements. Prior to the Closing, the Company shall, upon Parent's request, extend offers of employment, to be effective as of the Effective Time and to be subject to consummation of the Merger, to certain key employees of the Company identified by Parent, in each case on terms to be proposed by Parent, subject to execution of Parent's standard form of offer letter, in the form of Exhibit B-2 hereto, and non-disclosure agreement, in the form of Exhibit F hereto, the effectiveness of which offer letters and non-disclosure agreements shall be conditioned upon the consummation of the transactions consummated hereby.

         Section 5.7 No Solicitation by the Company.

                  (a) The  Company  shall  not,  nor shall it permit  any of its
Subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal the consummation of which would constitute an Alternative Transaction or (ii) participate in any negotiations regarding any Alternative Transaction; provided, however, that if, at any time prior to the adoption of this Agreement by the holders of the Company Common Stock, the Company Board determines in good faith, after receipt of advice from outside counsel, that such action is required for the Company Board to comply with its fiduciary obligations to the Company's stockholders under applicable law, the Company may, in response to any such proposal that was not solicited by it or which did not otherwise result from a breach of this
Section  5.7(a),  and subject to  compliance  with Section  5.7(c)  hereof,  (A)
furnish information with respect to the Company and its Subsidiaries to any person pursuant to a customary confidentiality agreement containing terms as to confidentiality no less restrictive than the Confidentiality Agreement and (B) participate in negotiations regarding such proposal. For purposes of this Agreement "Alternative Transaction" means any of (i) a transaction or series of transactions pursuant to which any person (or group of persons)
other than the Company and its Subsidiaries and other than Parent and its Subsidiaries (a "Third Party") acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange
Act) of more than 20% of the outstanding shares of the Company, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) any acquisition or proposed acquisition of the Company or any of its significant Subsidiaries by a merger or other business combination whether or not the Company or any of its significant Subsidiaries is the entity surviving any such merger or business combination) or (iii) any other transaction pursuant to which any Third Party acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding equity securities of Subsidiaries of the Company and any entity surviving any merger or combination including any of them) of the Company or any of its Subsidiaries for consideration equal to 20% or more of the fair market value of all of the outstanding shares of the Company Common Stock on the date prior to the date hereof.

                  (b) Neither the Company Board nor any committee  thereof shall
(i) except as expressly permitted by this Section 5.7, withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Alternative Transaction, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Acquisition Agreement") related to any Alternative Transaction. Notwithstanding the foregoing, in the event that prior to the adoption of this Agreement by the holders of the Company Common Stock the Company Board determines in good faith, after it has received a Superior Proposal (as defined below) and after receipt of advice from outside counsel, that such actions is required for the Company Board to comply with its fiduciary obligations to the Company's stockholders under applicable law, the Company Board may (subject to this and the following sentences) inform the Company stockholders that it no longer believes that the Merger or this Agreement is advisable and no longer recommends approval of the Merger or this Agreement and/or approves or recommends a Superior Proposal (a "Subsequent Determination"), but only at a time that is after the fifth business day following Parent's receipt of written notice advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the person making such Superior Proposal and stating that it intends to make a Subsequent Determination. After providing such notice, the Company shall provide a reasonable opportunity to Parent to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with its original recommendation to stockholders without making a Subsequent Determination; provided, however, that any such adjustments shall be at the discretion of the parties at such time. For purposes of this Agreement, a "Superior Proposal" means any proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party to enter into an Alternative Transaction on terms which the Company Board determines in its good faith judgment (after receiving the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger taking into account all relevant factors (including whether, in the good faith judgment of the Company Board, after obtaining advice from a financial advisor of nationally recognized reputation, the Third Party is reasonably able to finance the transaction, and any proposed changes to this Agreement that may have been proposed by Parent in response to such Alternative Transaction). Notwithstanding any other provision of this Agreement, the Company shall submit this Agreement to its stockholders whether or not the Company Board makes a Subsequent Determination.

                  (c) In addition to the obligations of the Company set forth in

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


paragraphs (a) and (b) of this Section 5.7, the Company shall promptly advise Parent orally and in writing of any request for information or of any proposal in connection with an Alternative Transaction, the material terms and conditions of such request or proposal and the identity of the person making such request or proposal. The Company will keep Parent reasonably informed of the status and details (including amendments or proposed amendments) of any such request or proposal on a current basis.

                  (d) Nothing contained in this Section 5.7 shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) from making any disclosure to its stockholders if, in the good faith judgment of the Company Board, after receipt of advice from outside counsel, failure so to disclose would violate its fiduciary duties to the Company's stockholders under applicable law.

         Section 5.8 No Solicitation by Parent. Parent shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any competing or alternative proposal for Parent to acquire a third party, the consummation of which would delay, interfere with or adversely affect the consummation of the Merger (a "Competing Proposal"), or (ii) participate in any negotiations regarding any Competing Proposal; provided, however, that if, at any time prior to the adoption of this Agreement by the holders of the Parent Common Stock, the Parent Board determines in good faith, after receipt of advice from outside counsel, that such action is required for the Parent Board to comply with its fiduciary obligations to Parent's stockholders under applicable law, Parent may, in response to any such proposal that was not solicited by it or which did not otherwise result from a breach of this Section 5.8, (A) furnish information with respect to Parent and its Subsidiaries to any person pursuant to a customary confidentiality agreement containing terms as to confidentiality no less restrictive than the Confidentiality Agreement and (B) participate in negotiations regarding such proposal.

         In addition, Parent shall promptly advise the Company orally and in writing of any request for information or of any proposal in connection with a Competing Proposal, the material terms and conditions of such request or proposal and the identity of the person making such request or proposal. Parent will keep the Company reasonably informed of the status and details (including amendments or proposed amendments) of any such request or proposal on a current basis.

         Section 5.9 Stockholders' Meetings. (a) In order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law, duly call, give notice of, convene and hold a special meeting of its stockholders (the "Company Special Meeting"), as soon as practicable after the Registration Statement is declared effective, for the purpose of considering and voting upon this Agreement. The Company shall include in the Proxy Statement/Prospectus the unanimous recommendation of the Company Board that stockholders of the Company vote in favor of the adoption of this Agreement. Nothing contained in the preceding sentence shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or (ii) from making any disclosure to its stockholders if, in the good faith judgment of the Company Board, after receipt of advice from outside counsel, failure so to disclose would violate its fiduciary duties to the Company's stockholders under applicable law.

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


                  (b) If required in order to consummate the Merger, Parent, acting through its Board of Directors (the "Parent Board"), shall, in accordance with applicable law, duly call, give notice of, convene and hold a special meeting of its stockholders (the "Parent Special Meeting" and, together with the Company Special Meeting, the "Special Meetings"), as soon as practicable after the Registration Statement is declared effective, for the purpose of considering and voting upon the issuance of shares of Parent Common Stock in the Merger in accordance with the rules of the Nasdaq Stock Market. Parent shall include in the Proxy Statement/Prospectus the recommendation of the Parent Board that stockholders of Parent vote in favor of such issuance of shares of Parent Common Stock in the Merger. Nothing contained in the preceding sentence shall prohibit Parent from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or (ii) from making any disclosure to its stockholders if, in the good faith judgment of the Parent Board, after receipt of advice from outside counsel, failure so to disclose would violate its fiduciary duties to Parent's stockholders under applicable law.

                  (c) Parent and the Company shall use all reasonable efforts to hold the Parent Special Meeting and the Company Special Meeting on the same date and as soon as reasonably practicable after the date hereof.

         Section 5.10 Proxy Statement/Prospectus; Registration Statement.

                  (a) Parent and the Company shall use commercially reasonable efforts to prepare and file with the SEC, as promptly as practicable after the execution of this Agreement, a joint proxy statement relating to the Company Special Meeting and the Parent Special Meeting to be held in connection with the Transactions (together with any amendments thereof or supplements thereto, the "Proxy Statement/Prospectus"). Parent shall use commercially reasonable efforts to prepare and file with the SEC, as promptly as practicable after the execution of this Agreement, a registration statement on Form S-4 (together with all amendments thereto, the "Parent Registration Statement"), in which the Proxy Statement/Prospectus shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock and warrants to purchase shares of Parent Common Stock to be issued pursuant to the Merger. Each of Parent and the Company (i) shall cause the Proxy Statement/Prospectus and the Parent Registration Statement to comply as to form in all material respects with the applicable provision of the Securities Act, the Exchange Act and the rules and regulations thereunder, (ii) shall use all reasonable efforts to have or cause the Parent Registration Statement to become effective as promptly as practicable, and (iii) shall take any and all action required under any applicable Federal or state securities laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Parent and the Company shall furnish to the other all information concerning Parent and the Company as the other may reasonably request in connection with the preparation of the documents referred to herein. As promptly as practicable after the Parent Registration Statement shall have become effective, each of Parent and the Company shall deliver the Proxy Statement/Prospectus to its respective stockholders.

                  (b) The information supplied by each of Parent and the Company for inclusion in the Parent Registration Statement and the Proxy Statement/Prospectus shall not (i) at the time the Parent Registration Statement is declared effective, (ii) at the time the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Parent or the Company, (iii) at the time of the Company Special Meeting, (iv) at the time of the Parent Special Meeting, or (v) at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not

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


misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company, any Subsidiary of the Company, Parent, any Subsidiary of Parent, or their respective officers or directors, should be discovered by such party which should be set forth in an amendment or a
supplement    to   the   Parent    Registration    Statement    or   the   Proxy
Statement/Prospectus, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

         Section 5.11 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable laws and regulations or otherwise, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or the Ancillary Agreements, the proper officers and directors of the Company and Parent shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

         Section 5.12 Publicity. So long as this Agreement is in effect, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement, the Ancillary Agreements, or the other transactions contemplated hereby or thereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange. Without limiting the foregoing, so long as this Agreement is in effect, the Company shall not issue or cause the publication of any press release or other announcement without the prior consent of Parent, which consent shall not be unreasonably withheld.

         Section 5.13 Notification of Certain Matters. The Company shall give prompt notice to Parent and Parent shall give prompt notice to the Company, of
(i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or under any Ancillary Agreement; provided, however, that the delivery of any notice pursuant to this
Section 5.13 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         Section 5.14 Directors' and Officers' Insurance and Indemnification. Parent agrees that at all times after the Effective Time, it shall indemnify, or shall cause the Company (or the Surviving Corporation if after the Effective
Time) and its Subsidiaries to indemnify, each person who is now, or has been at any time prior to the date hereof, a director or officer of the Company or of any of the Company's Subsidiaries, successors and assigns (individually an "Indemnified Party" and collectively the "Indemnified Parties"), to the same extent and in the same manner as is now provided in the respective certificates of incorporation or by-laws or in the indemnity agreements, copies of which agreements have been previously provided to Parent, of the Company and such Subsidiaries or otherwise in effect on the date hereof, with respect to any claim, liability, loss, damage, cost or expense (whenever asserted or claimed) ("Indemnified Liability") based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time. Parent shall, and shall cause the Company (or the Surviving Corporation if after the Effective Time) to, maintain in effect for not less than six years after the Effective Time the current policies of directors' and

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


officers' liability insurance maintained by the Company and its Subsidiaries on the date hereof (provided that Parent may substitute therefor policies having at least the same coverage and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to matters existing or occurring at or prior to the Effective Time; provided, however, that if the aggregate annual premiums for such insurance at any time during such period shall exceed 150% of the per annum rate of premium currently paid by the Company and its Subsidiaries for such insurance on the date of this Agreement, which amount is set forth in Section 5.14 of the Disclosure Schedule, then Parent shall cause the Company (or the Surviving Corporation if after the Effective Time) to, and the Company (or the Surviving
Corporation if after the Effective Time) shall, provide the maximum coverage that shall then be available at an annual premium equal to 150% of such rate. Without limiting the foregoing, in the event any Indemnified Party becomes involved in any capacity in any action, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, any matter, including the transactions contemplated hereby, existing or occurring at or prior to the Effective Time, then to the extent permitted by law Parent shall, or shall cause the Company (or the Surviving Corporation if after the Effective
Time) to, periodically advance to such Indemnified Party its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final determination by a court of competent jurisdiction that such Indemnified Party is not entitled thereto. Promptly after receipt by an Indemnified Party of notice of the assertion (an "Assertion") of any claim or the commencement of any action against him in respect to which indemnity or reimbursement may be sought against Parent, the Company, the Surviving Corporation or a Subsidiary of the Company or the Surviving Corporation ("Indemnitors") hereunder, such Indemnified Party shall notify any Indemnitor in writing of the Assertion, but the failure to so notify any Indemnitor shall not relieve any Indemnitor of any liability it may have to such Indemnified Party hereunder except where such failure shall have materially prejudiced Indemnitor in defending against such Assertion. Indemnitors shall be entitled to participate in and, to the extent Indemnitors elect by written notice to such Indemnified Party within 30 days after receipt by any Indemnitor of notice of such Assertion, to assume, the defense of such Assertion, at their own expense, with counsel chosen by Indemnitors and reasonably satisfactory to such Indemnified Party. Notwithstanding that Indemnitors shall have elected by such written notice to assume the defense of any Assertion, such Indemnified Party shall have the right to participate in the investigation and defense thereof, with separate counsel chosen by such Indemnified Party, but, until there is a conflict between the positions of the Indemnified Party and the Indemnitors, the fees and expenses of such counsel shall be paid by such Indemnified Party. No Indemnified Party shall settle any Assertion without the prior written consent of Parent, which consent may not be unreasonably withheld, nor shall Parent settle any Assertion without either (i) the written consent of all Indemnified Parties against whom such Assertion was made, or (ii) obtaining a general release from the party making the Assertion for all Indemnified Parties as a condition of such settlement. The provisions of this Section 5.14 are intended for the benefit of, and shall be enforceable by, the respective Indemnified Parties.

         Section 5.15 Affiliate Agreements. The Company has previously delivered to Parent a list setting forth the names of all persons who are expected to be, at the time of the Special Meetings, in the Company's reasonable judgment, "affiliates" of the Company for purposes of Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment. The Company shall furnish such information and documents as Parent may reasonably request for the purpose of reviewing such list. The Company shall use its reasonable best efforts to cause each person who is identified as an "affiliate" in the list furnished pursuant to this Section 5.15 to execute a written agreement as soon as practicable after the date hereof, but in no event later than the day preceding the filing of the Registration Statement, in substantially the form of Exhibit G hereto. Parent has previously delivered to the Company a list setting forth the names of all persons who are expected to be, at the time of the Special Meetings, in Parent's reasonable judgment, "affiliates" of Parent under applicable SEC accounting releases with respect to pooling of interests accounting treatment. Parent shall furnish such information and documents as the Company may reasonably request for the purpose of reviewing such list. Parent shall use its reasonable best efforts to cause each person who is identified as its "affiliate" hereunder to execute a written agreement as soon as practicable after the date hereof, but in no event later than the day preceding the filing of the Registration Statement, in substantially the form of Exhibit G hereto.

         Section 5.16 Cooperation. Parent and the Company shall together, or pursuant to an allocation of responsibility to be agreed upon between them, coordinate and cooperate (i) with respect to the timing of the Parent Special Meeting and the Company Special Meeting and shall use their reasonable best efforts to hold such meetings on the same day, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, and
(iii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and timely seeking to obtain any such actions, consents approvals or waivers. Subject to the terms and conditions of this Agreement, Parent and the Company will each use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after the Registration Statement is filed, and Parent and the Company shall, subject to applicable law, confer on a regular and frequent basis with one or more representatives of one another to report operational matters of significance to the Merger and the general status of ongoing operations insofar as relevant to the Merger, provided that the parties will not confer on any matter to the extent inconsistent with law.

         Section 5.17 Letters of Accountants.

                  (a) Parent shall use all reasonable efforts to cause to be delivered to the Company a comfort letter of KPMG LLP, Parent's independent auditors, dated within two business days before the date on which the Registration Statement shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement, which letter shall be brought down to the Effective Time.

                  (b) The Company shall use all reasonable best efforts to cause to be delivered to Parent a comfort letter of KPMG LLP, the Company's independent auditors, dated within two business days before the date on which the Registration Statement shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement, which letter shall be brought down to the Effective Time.

                  (c) The Company shall use all reasonable best efforts to cause to be delivered to Parent a letter from its independent accountants, dated the Closing Date, in form and substance reasonably satisfactory to the Company and Parent, stating that such independent accountants concur with the conclusion of Parent's management that the Merger will qualify as a pooling of interest transaction under Accounting Principles Board Opinion No. 16 and applicable SEC regulations, if the Merger is consummated in accordance with this Agreement. Parent shall use all reasonable best efforts to cause to be delivered to the Company a letter from its independent accountants, dated the Closing Date, in form and substance reasonably satisfactory to the Company and Parent, stating that such independent accountants concur with the conclusion of the Company's management that the Merger will qualify as a pooling of interests transaction under Accounting Principles Board Opinion No. 16 and applicable SEC regulations, if the Merger is consummated in accordance with this Agreement.

         Section 5.18 Consents of Accountants. Parent and the Company will each use reasonable best efforts to cause to be delivered to each other consents from their respective independent auditors, dated the date on which the Registration Statement shall become effective, in form reasonably satisfactory to the recipient and customary in scope and substance for consents delivered by independent public accountants in connection with registration statements on Form S-4 under the Securities Act.

         Section 5.19 Subsequent Financial Statements. The Company shall consult with Parent prior to making publicly available its financial results for any period after the date of this Agreement and prior to filing any Company SEC Documents after the date of this Agreement, it being understood that Parent shall have no liability by reason of such consultation.

         Section 5.20 Accounting and Tax Treatment. Each of Parent, Sub, the Company and their respective Subsidiaries shall take all actions reasonably necessary (a) to ensure that each of Parent and the Company is a "poolable entity" eligible to participate in a transaction to be accounted for as a pooling of interests for accounting purposes and (b) to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code (including, without limitation, by providing to a requesting party, customary representations contained in the certificates referred to in Section 6.2(g) and 6.3(e)).

         Section 5.21 Nasdaq Qualification. Parent shall use all reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be qualified for inclusion in the Nasdaq Stock Market, subject to official notice of issuance, as of or prior to the Effective Time.

         Section 5.22 Employee Plans and Arrangements. As soon as practicable after the execution of this Agreement, the Company and Parent shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements (and amend or terminate Company employee plans immediately prior to the Effective Time, if appropriate). Parent shall use commercially reasonable efforts to ensure that continuous employment with the Company or its Subsidiaries shall be credited to Company employees who become Parent employees or become Continuing Employees for all purposes of eligibility and vesting of benefits but not for purposes of accrual of benefits. Parent shall take commercially reasonable steps to (a) cause to be waived all limitations as to preexisting condition limitations, exclusions and waiting periods with respect to participation and coverage requirements applicable to the employees of the Company and its Subsidiaries under any welfare benefit plans that such employees are eligible to participate in after the Effective Time, other than limitations, exclusions or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare benefit plan maintained for such employees immediately prior to the Effective Time and (b) provide each employee of the Company and its Subsidiaries with credit for any co-payments and deductibles paid during the plan year commencing immediately prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time for such plan year. For purposes of this Section 5.22, "Continuing Employee" means any employee of the Company who continues as an employee of the Surviving Corporation or Parent after the Effective Time.

         Section 5.23 Registration Rights. Parent shall use all reasonable efforts to provide to the stockholders of the Company listed in Schedule 5.23 hereto, effective upon the Effective Time, substantially the same registration rights with respect to the Parent Common Stock they receive as Merger Consideration to which "Holders" are entitled under Section 3 of the Amended and Restated Investors' Rights Agreement of Parent dated as of February 26, 1999 with respect to "Registrable Securities" (as those terms are defined in such agreement); provided, however, that no such stockholder shall be entitled, directly or indirectly, to initiate or create any obligation on the part of Parent to file a Registration Statement (as defined in such agreement).


                                   ARTICLE VI

                                   CONDITIONS

         Section 6.1 Conditions to the Obligations of Each Party. The obligations of the Company, on the one hand, and Parent and Sub, on the other hand, to consummate the Merger are subject to the satisfaction (or, if permissible, waiver by the party for whose benefit such conditions exist) of the following conditions:

                  (a) any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by any HSR Authority challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated;

                  (b) the Company shall have received the Company Stockholder Approval;

                  (c)  Parent  shall  have   received  the  Parent   Stockholder
Approval;

                  (d) no court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting (collectively, "Restraints") the consummation of the Merger or the effective operation of the business of the Company and its respective Subsidiaries after the Effective Time;

                  (e) all Requisite Regulatory Approvals shall have been obtained but excluding any Requisite Regulatory Approval the failure to obtain which would not have a material adverse effect on Parent, Sub, the Company or, after the Effective Time, the Surviving Corporation;

                  (f) the shares of Parent Common Stock to be issued in the Merger shall have been qualified for inclusion in Nasdaq Stock Market; and

                  (g) the Registration Statement shall have become effective under the Securities Act and no stop order suspending effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC.

         Section 6.2 Conditions to the Obligations of Parent and Sub. The obligations of Parent and Sub to consummate the Merger are subject to the satisfaction (or waiver by Parent) of the following further conditions:

                  (a) the representations and warranties of the Company shall have been true and accurate both when made and (except for those representations and warranties that address matters only as of a particular date which need only be true and accurate as of such date) as of the Effective Time as if made at and as of such time, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein), does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries taken as a whole; provided, that the representations and warranties set forth in Sections 3.2 and 3.3 shall be true and correct in all respects;

                  (b) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;

                  (c) each of the Ancillary Agreements shall be valid, in full force and effect and complied with in all material respects;

                  (d) since the date of this Agreement, there shall not have occurred any event, change or effect having, or which could be reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries;

                  (e) Parent shall have received an opinion of Fenwick & West LLP, substantially in the form attached as Exhibit H-1 hereto and otherwise reasonably satisfactory in form and substance to Parent, addressed to Parent and dated the Closing Date;

                  (f) Parent shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to Parent, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may receive and rely upon representations contained in certificates of Parent, the Company and others;

                  (g) The Company shall have furnished Parent with a certificate dated the Closing Date signed on behalf of it by the Chairman of the Board of Directors of the Company and the President and Chief Financial Officer of the Company to the effect that the conditions set forth in Sections 6.2(a) through
(d) have been satisfied; and

                  (h) The Company shall deliver to Parent a certification, in form and substance reasonably satisfactory to Parent, that neither the Company nor any of its Subsidiaries is or has been a U.S. real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         Section  6.3  Conditions  to  the  Obligations  of  the  Company.   The
obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company) of the following further conditions:

                  (a) the representations and warranties of Parent and Sub shall have been true and accurate both when made and (except for those representations and warranties that address matters only as of a particular date which need only be true and accurate as of such date) as of the Effective Time as if made at and as of such time, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein), does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on Parent and its Subsidiaries taken as a whole; provided, that the representations and warranties set forth in Sections
4.2 and 4.3 shall be true and correct in all respects;

                  (b) Each of Parent and Sub shall have performed in all material respects all of the respective obligations hereunder required to be performed by Parent or Sub, as the case may be, at or prior to the Effective Time;

                  (c) Since the date of this Agreement, there shall not have occurred any event, change or effect having, or which could be reasonably likely to have, individually or in the aggregate, a material adverse effect on Parent and its Subsidiaries, taken as a whole;

                  (d) The Company shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, substantially in the form attached as Exhibit H-2 hereto and otherwise reasonably satisfactory in form and substance to the Company, addressed to the Company and dated the Closing Date;

                  (e) The Company shall have received an opinion of Fenwick & West LLP, in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes the Merger will constitute a "reorganization" within the meaning of
Section 368(a) of the Code. In rendering such opinion, Fenwick & West LLP may receive and rely upon representations contained in certificates of the Company, Parent and others; and

                  (f) Parent shall have furnished the Company with a certificate dated the Closing Date signed on behalf of it by the President of Parent to the effect that the conditions set forth in Sections 6.3(a) through (c) have been satisfied.


                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

     Section 7.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Effective Time, and (except in the case of 7.1(e) or 7.1(f)) whether before or after the Parent Stockholder Approval or the Company Stockholder Approval:

                  (a) by mutual written consent of the Company and Parent, if the Board of Directors of each so determines by a vote of a majority of its entire Board;

                  (b) by either the Company Board or the Parent Board:

                           (i) if the Merger shall not have been consummated by June 30, 2000, unless the Company Board or Parent Board, as the case may be, has expressly restricted in writing its right to terminate this Agreement pursuant to this Section 7.1(b)(i); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

                           (ii) if the Parent Stockholder Approval shall not have been obtained at the Parent Special Meeting duly convened therefor or at any adjournment or postponement thereof;

                           (iii) if the Company Stockholder Approval shall not have been obtained at the Company Special Meeting duly convened therefor or at any adjournment or postponement thereof; or

                           (iv) if any Restraint having any of the effects set forth in Section 6.1(d) shall be in effect and shall have become final and nonappealable, or if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(iv) shall have used commercially reasonable efforts to prevent the entry of and to remove such Restraint or to obtain such Requisite Regulatory Approval, as the case may be;

                  (c) by the Company Board (provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if Parent shall have materially breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.3(a) or (b), and (B) is incapable of being cured by Parent or is not cured within 30 days of written notice thereof;

                  (d) by the Parent Board (provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if the Company shall have materially breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2(a) or (b), and (B) is incapable of being cured by the Company or is not cured within 30 days of written notice thereof;

                  (e) by the Company Board, at any time prior to the Parent Special Meeting, if the Parent Board shall have (A) failed to include in the Proxy Statement/Prospectus to the stockholders of Parent its recommendation without modification or qualification that such stockholders approve this Agreement and the transactions contemplated hereby, (B) failed to reaffirm such recommendation upon the Company's request, (C) subsequently withdrawn such recommendation or (D) modified or qualified such recommendation in a manner adverse to the interests of the Company; and

                  (f) by the Parent Board, at any time prior to the Company Special Meeting, if the Company Board shall have (A) failed to include in the Proxy Statement/Prospectus to the stockholders of the Company its recommendation without modification or qualification that such stockholders approve this Agreement and the transaction contemplated hereby, (B) failed to reaffirm such recommendation upon Parent's request, (C) subsequently withdrawn such recommendation or (D) modified or qualified such recommendation in a manner adverse to the interests of Parent.

         Section 7.2 Effect of Termination.

                  (a) In the event of termination of this Agreement as provided in Section 7.1 hereof, and subject to the provisions of Section 8.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties, except (i) as set forth in this Section 7.2, Section
8.1 and in the last sentence of Section 5.3, and (ii) nothing herein shall relieve any party from liability for any breach hereof.

                  (b) The Company shall pay to Parent a fee of $4.0 million, plus an amount equal to all of the costs and expenses incurred by Parent in connection with this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, upon the earliest to occur of the following events:

                           (i) the termination of this Agreement by Parent pursuant to Section 7.1(f);

                           (ii) the termination of this Agreement by the Company or Parent pursuant to Section 7.1(b)(iii); or

                           (iii) the termination of this Agreement by Parent pursuant to Section 7.1(d) and, in the case of each of clauses (i),
         (ii) and (iii) above, if the Company subsequently enters into or consummates an Alternative Transaction within twelve (12) months of such termination.

                  (c) The fee, costs and expenses payable pursuant to Section 7.2(b) hereof shall be paid on the date of the consummation of the Alternative Transaction giving rise to such fee. Parent will provide to the Company reasonable documentation in respect of the costs and expenses payable pursuant to Section 7.2(b) hereof.

                  (d) Notwithstanding anything to the contrary in this Section 7.2, the payments provided for in this Section 7.2 shall not be deemed to be Parent's or Sub's exclusive remedy, and Parent and Sub shall have the right to pursue any remedies available to them at law or in equity.

         Section 7.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties at any time before or after the Parent Stockholder Approval or the Company Stockholder Approval; provided, however, that after any such approval, there may not be, without further approval of such the stockholders of Parent (in the case of the Parent Stockholder Approval) and the stockholders of the Company (in the case of the Company Stockholder Approval), any amendment of this Agreement that changes the amount or the form of the consideration to be delivered to the holders of Company Common Stock hereunder, or which by law otherwise expressly requires the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and duly approved by the parties' respective Boards of Directors or a duly designated committee thereof.

         Section 7.4 Extension; Waiver. At any time prior to the Effective Time, a party may, subject to the proviso of Section 7.3 (and for this purpose treating any waiver referred to below as an amendment), (a) extend the time for the performance of any of the obligations or other acts of the other parties,
(b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any extension or waiver given in compliance with this Section 7.4 or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1 Fees and Expenses. (a) Except as otherwise contemplated by this Agreement, including Section 7.2 hereof, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, including all legal, accounting and financial advisory fees and expenses ("Third Party Expenses"), shall be paid by the party incurring such expenses, except that (i) those costs and expenses incurred in connection with filing, printing and mailing the Registration Statement and the Proxy Statement/Prospectus (including filing fees related thereto) shall be shared equally by Parent and the Company and (ii) the Company shall cause that portion of its Third Party Expenses which constitute legal, accounting and financial advisory fees and expenses to be invoiced or estimated and capped at or before the Closing and not to exceed, in the aggregate, $850,000, plus the fees and expenses required to be paid to Volpe Brown Whelan & Company, LLC in connection with the Merger pursuant to that certain engagement letter, dated November 4, 1999, between the Company and Volpe Brown Whelan & Company, LLC. If the Merger is consummated, Parent shall be responsible for such Third Party Expenses of the Company.

         Section 8.2 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

         Section 8.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as FedEx, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to Parent or Sub, to:

                      Tumbleweed Communications Corp.
                      700 Saginaw Drive
                      Redwod City, California 94063
                      Attention: Jeffrey C. Smith
                      Telephone No.: 650-216-2010
                      Telecopy No.: 650-216-2001

                      with a copy to:

                      Skadden, Arps, Slate, Meagher & Flom LLP
                      525 University Avenue - Suite 220
                      Palo Alto, California 94301
                      Attention: Gregory C. Smith
                      Telephone No.: 650-470-4500
                      Facsimile No.: 650-470-4590

                      and

                  (b) if to the Company, to:

                      Worldtalk Communications Corporation
                      5155 Old Ironsides Drive
                      Santa Clara, California 95054
                      Attention: [James Heisch]
                      Telephone No.: [408-567-5012]
                      Facsimile No.: [408-567-5122]

                      with a copy to:

                      Fenwick & West LLP
                      Two Palo Alto Square
                      Palo Alto, California  94306
                      Attention:  Gordon K. Davidson
                      Telephone No.:  650-494-0600
                      Facsimile No.:  650-494-1417

         Section 8.4 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement, as the case may be, unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to November 18, 1999. As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule l2b-2 of the Exchange Act. The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation hereof.

         Section 8.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         Section 8.6 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement, the Ancillary Agreements and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 5.14 hereof, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         Section 8.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 8.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

         Section 8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                              Tumbleweed Communications Corp.

                              By _______________________________________________
                                  Name:
                                  Title:

                              Worldtalk Communications Corporation

                              By _______________________________________________
                                  Name:
                                  Title:


                              Keyhole Acquisition Corp.

                              By _______________________________________________
                                  Name:
                                  Title:

                                TABLE OF CONTENTS

ARTICLE I

    MERGER..................................................................  2
          Section 1.1   The Merger..........................................  2
          Section 1.2   Effective Time......................................  3
          Section 1.3   Closing.............................................  3
          Section 1.4   Directors and Officers of the Surviving Corporation.  3

ARTICLE II

    CONVERSION OF SHARES....................................................  4

          Section 2.1   Conversion of Shares................................  4
          Section 2.2   Surrender of Certificates...........................  4
          Section 2.3   No Fractional Shares................................  5
          Section 2.4   No Dividends........................................  6
          Section 2.5   Return to Parent....................................  6
          Section 2.6   Company Option Plans................................  7
          Section 2.7   Company Warrants....................................  8
          Section 2.8   Stock Transfer Books................................  9

ARTICLE III

    REPRESENTATIONS AND WARRANTIES OF COMPANY...............................  9

          Section 3.1   Organization........................................  9
          Section 3.2   Capitalization.....................................  10
          Section 3.3   Corporate Authorization; Validity of Agreement;
                        Company Action.....................................  12
          Section 3.4   Consents and Approvals; No Violations..............  13
          Section 3.5   SEC Reports and Financial Statements...............  14
          Section 3.6   Absence of Certain Changes.........................  14
          Section 3.7   No Undisclosed Liabilities.........................  15
          Section 3.8   Information in Proxy Statement/Prospectus..........  15
          Section 3.9   Employee Benefit Matters...........................  16
          Section 3.10  Litigation; Compliance with Law....................  18
          Section 3.11  No Default.........................................  19
          Section 3.12  Taxes..............................................  19
          Section 3.13  Contracts..........................................  21
          Section 3.14  Assets; Real Property..............................  21
          Section 3.15  Environmental Matters..............................  21
          Section 3.16  Product Liability..................................  23
          Section 3.17  Intellectual Property..............................  23
          Section 3.18  Proprietary Rights and Confidentiality Agreements..  27
          Section 3.19  Insurance..........................................  27
          Section 3.20  Suppliers and Customers............................  27
          Section 3.21  Labor Matters......................................  27
          Section 3.22  Accounts Receivable................................  29
          Section 3.23  Transactions with Affiliates.......................  29
          Section 3.24  Opinion of Financial Advisor.......................  29
          Section 3.25  Brokers or Finders.................................  29
          Section 3.26  Accounting Matters; Reorganization.................  30
          Section 3.27  State Takeover Statutes............................  30
          Section 3.28  Full Disclosure....................................  30
          Section 3.29  Registration and Preemptive Rights.................  31

ARTICLE IV

    REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.......................  31

          Section 4.1   Organization.......................................  31
          Section 4.2   Capitalization.....................................  31
          Section 4.3   Authorization; Validity of Agreement; Necessary
                        Action.............................................  32
          Section 4.4   Consents and Approvals; No Violations..............  33
          Section 4.5   Information in Proxy Statement/Prospectus..........  34
          Section 4.6   SEC Reports and Financial Statements...............  34
          Section 4.7   Absence of Certain Changes.........................  35
          Section 4.8   Litigation; Compliance with Law....................  36
          Section 4.10  Brokers or Finders.................................  36
          Section 4.11  Accounting Matters; Reorganization.................  37
          Section 4.12  Operations of Sub..................................  37


ARTICLE V

    COVENANTS..............................................................  37

          Section 5.1   Interim Operations of the Company..................  37
          Section 5.2   Interim Operations of Parent.......................  41
          Section 5.3   Access to Information..............................  41
          Section 5.4   HSR Act Filings....................................  42
          Section 5.5   Other Consents and Approvals.......................  44
          Section 5.6   Employment Agreements..............................  44
          Section 5.7   No Solicitation by the Company.....................  44
          Section 5.8   No Solicitation by Parent..........................  47
          Section 5.9   Stockholders' Meetings.............................  48
          Section 5.10  Proxy Statement/Prospectus; Registration Statement.  49
          Section 5.11  Additional Agreements..............................  50
          Section 5.12  Publicity..........................................  50
          Section 5.13  Notification of Certain Matters....................  50
          Section 5.14  Directors' and Officers' Insurance and
                        Indemnification....................................  51

          Section 5.15  Affiliate Agreements...............................  52
          Section 5.16  Cooperation........................................  53
          Section 5.17  Letters of Accountants.............................  53
          Section 5.18  Consents of Accountants............................  54
          Section 5.19  Subsequent Financial Statements....................  54
          Section 5.20  Accounting and Tax Treatment.......................  55
          Section 5.21  Nasdaq Qualification...............................  55
          Section 5.22  Employee Plans and Arrangements....................  55
          Section 5.23  Registration Rights................................  56

ARTICLE VI

    CONDITIONS.............................................................  56

          Section 6.1   Conditions to the Obligations of Each Party........  56
          Section 6.2   Conditions to the Obligations of Parent and Sub....  57
          Section 6.3   Conditions to the Obligations of the Company.......  58

ARTICLE VII

    TERMINATION............................................................  60

          Section 7.1   Termination........................................  60
          Section 7.2   Effect of Termination..............................  62
          Section 7.3   Amendment..........................................  63
          Section 7.4   Extension; Waiver..................................  63

ARTICLE VIII

    MISCELLANEOUS..........................................................  63

          Section 8.1   Fees and Expenses..................................  63
          Section 8.2   Nonsurvival of Representations and Warranties......  64
          Section 8.3   Notices............................................  64
          Section 8.4   Interpretation.....................................  65
          Section 8.5   Counterparts.......................................  65

          Section 8.6   Entire Agreement; No Third Party Beneficiaries;
                        Rights of Ownership................................  66
          Section 8.7   Severability.......................................  66
          Section 8.8   Governing Law......................................  66
          Section 8.9   Assignment.........................................  66


Exhibits

                             INDEX OF DEFINED TERMS


Acquisition Agreement................................................5.7(b)
Agreement..........................................................Preamble
Alternative Transaction..............................................5.7(a)
Ancillary Agreements...............................................Recitals
Antitrust Laws ......................................................5.4(b)
Assertion..............................................................5.14
Audit...............................................................3.12(j)
Certificate of Merger...................................................1.2
Certificates.........................................................2.1(d)
Closing.................................................................1.3
Closing Date............................................................1.3
Code...............................................................Recitals
Company............................................................Preamble
Company Agreement.......................................................3.4
Company Balance Sheet..................................................3.22
Company Benefit Plans................................................3.9(a)
Company Board........................................................3.3(b)
Company Common Stock.................................................2.1(a)
Company Financial Statements............................................3.5
Company Option Plans....................................................2.6
Company Options.........................................................2.6
Company Preferred Stock..............................................3.2(a)
Company SEC Documents...................................................3.5
Company Special Meeting..............................................5.9(a)
Company Stockholder Approval.........................................3.3(a)
Company Stockholders Agreements ...................................Recitals
Company Warrants .......................................................2.7
Competing Proposal .....................................................5.8
Confidentiality Agreement...............................................5.3
DGCL....................................................................1.1
Disclosure Schedule.............................................Article III
Effective Time..........................................................1.2
Employment Agreements..............................................Recitals
Environmental Claims...................................................3.15
Environmental Laws.....................................................3.15
ERISA................................................................3.9(a)
Excess Shares .......................................................2.3(b)
Exchange Act............................................................3.4
Exchange Agent..........................................................2.2
Exchange Ratio.......................................................2.1(a)
GAAP....................................................................3.5
Governmental Entity.....................................................3.4
HMO..................................................................3.9(d)
HSR Act ................................................................3.4
HSR Authority .......................................................5.4(a)

Indemnified Liability..................................................5.14
Indemnified Parties....................................................5.14
Indemnified Party......................................................5.14
Indemnitors ...........................................................5.14
Intellectual Property...............................................3.17(a)
IRS..................................................................3.9(a)
License Agreements..................................................3.17(b)
Licensed Software...................................................3.17(k)
Liens................................................................3.2(c)
material adverse effect.................................................3.1
Materials of Environmental Concern.....................................3.15
Merger..................................................................1.1
Merger Consideration.................................................2.1(a)
Merger Filing...........................................................1.2
Millennial Date Data................................................3.17(k)
Non-Competition Agreements ........................................Recitals
Option Agreement ..................................................Recitals
Parent.............................................................Preamble
Parent Board.........................................................5.9(b)
Parent Common Stock..................................................2.1(a)
Parent Preferred Stock...............................................4.2(a)
Parent Registration Statement.......................................5.10(a)
Parent SEC Documents....................................................4.6
Parent Special Meeting...............................................5.9(b)
Parent Stockholder Approval..........................................4.3(a)
Parent Stockholders Agreement .....................................Recitals
Proxy Statement/Prospectus..........................................5.10(a)
Real Property..........................................................3.14
Requisite Regulatory Approvals..........................................5.5
Restraints...........................................................6.1(d)
Rights ..............................................................3.2(b)
SEC.....................................................................3.5
Secretary of State......................................................1.2
Securities Act..........................................................3.5
Shares Trust ........................................................2.3(c)
Software............................................................3.17(j)
Special Meetings.....................................................5.9(b)
Sub ...............................................................Preamble
Subsequent Determination ............................................5.7(b)
Subsidiary..............................................................3.1
Superior Proposal ...................................................5.7(b)
Surviving Corporation...................................................1.1
System..............................................................3.17(l)
Tax ................................................................3.12(j)
Tax Authority ......................................................3.12(j)
Tax Returns ........................................................3.12(j)
Taxes ..............................................................3.12(j)
Third Party..........................................................5.7(a)
Third Party Expenses.................................................8.1(a)
Trade Secrets.......................................................3.17(a)
Trademarks..........................................................3.17(a)
WARN Act............................................................3.21(b)

                                                                       EXHIBIT A

                                VOTING AGREEMENT

         VOTING AGREEMENT (this "Agreement"), dated as of November 18, 1999, by and among Tumbleweed Communications Corp., a Delaware corporation ("Parent"), Keyhole Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (the "Sub"), and [Stockholder] ("Stockholder").


                                   WITNESSETH:

         WHEREAS, immediately prior to the execution of this Agreement, Parent, Sub and Worldtalk Communications Corporation, a Delaware corporation (the "Company") have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to merge Sub with and into the Company (the "Merger"); and

         WHEREAS, as of the date hereof, Stockholder is the record and Beneficial Owner (as defined hereinafter) of _________ Existing Shares (as defined hereinafter) of the common stock, $0.01 par value, of the Company (the "Company Common Stock"); and

         WHEREAS, as inducement and a condition to entering into the Merger Agreement, Parent has required Stockholder to agree, and Stockholder has agreed, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

         Section 1. Certain Definitions. In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

         (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person include securities Beneficially Owned by all other persons with whom such person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act with respect to the securities of the same issuer.

         (b) "Existing Shares" means shares of the Company Common Stock Beneficially Owned by Stockholder as of the date hereof.

         (c) "Securities" means the Existing Shares together with any shares of the Company Common Stock or other securities of the Company acquired by Stockholder in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

         Section 2. Representations And Warranties of Stockholder. Stockholder represents and warrants to Parent and Sub as follows:

         (a) Ownership of Shares. Stockholder is the sole record and Beneficial

Owner of (i) the Existing Shares, (ii) Company Options to purchase [ ] shares of Company Common Stock ("Stockholder Options") and (iii) Company Warrants to purchase [ ] shares of Company Common Stock ("Stockholder Warrants") . On the date hereof, the Existing Shares constitute all of the shares of the Company Common Stock owned of record or Beneficially Owned by Stockholder. There are no outstanding options or other rights to acquire from Stockholder or obligations of Stockholder to sell or to acquire, any shares of the Company Common Stock. Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 5, 7 and 8 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

         (b) Power; Binding Agreement. Stockholder has the legal capacity, power and authority to enter into and perform all of Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (c) No Conflicts. Except as contemplated by the Merger Agreement, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority ("Governmental Entity") is necessary for the execution of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby, none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of any organizational documents applicable to Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Stockholder or any of Stockholder's properties or assets, except in the case of clauses (ii) and (iii) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults would not, individually or in the aggregate, materially impair the ability of Stockholder or the Company to consummate the transactions contemplated by the Merger Agreement, this Agreement or by the other Ancillary Agreements.

         (d) No Encumbrance. Except as permitted by this Agreement, the Existing Shares are now and, at all times during the term hereof, and the Securities will be, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all mortgages, claims, charges, liens, security interests, pledges or options, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever ("Encumbrances"), except for any such Encumbrances arising hereunder.

         (e) No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Stockholder.

         (f) Reliance by Parent. Stockholder understands and acknowledges that Parent is entering into, and causing Sub to enter into, the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement.

         Section 3. Representations And Warranties of Parent And Sub. Each of Parent and Sub hereby, jointly and severally, represents and warrants to Stockholder as follows:

         (a) Power; Binding Agreement. Parent and Sub each has the corporate power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by each of Parent and Sub and constitutes a valid and binding agreement of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (b) No Conflicts. Except as contemplated by the Merger Agreement, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by each of Parent and Sub, the consummation by each of Parent and Sub of the transactions contemplated hereby or compliance by each of Parent and Sub with any of the provisions hereof shall (i) conflict with or result in any breach of any provision of the respective certificates of incorporation or by-laws of Parent and Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets, except in the case of clauses
(ii), (iii) and (iv) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults would not, individually or in the aggregate, materially impair the ability of Parent or Sub to consummate the transactions contemplated by the Merger Agreement, this Agreement or by the other Ancillary Agreements.

         Section 4. Disclosure. Stockholder hereby agrees to permit Parent to publish and disclose in the Registration Statement and the Proxy Statement/Prospectus (including all documents and schedules filed with the Securities and Exchange Commission), and any press release or other disclosure document which Parent, in its sole discretion determines to be necessary or desirable in connection with the Merger and any transactions related thereto, Stockholder's identity and ownership of the Company Common Stock and the nature of Stockholder's commitments, arrangements and understandings under this Agreement.

         Section 5. Transfer And Other Restrictions. Prior to the termination of this Agreement, Stockholder agrees not to, directly or indirectly:

                  (i) except pursuant to the terms of the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any or all of the Securities or any interest therein except as provided in Section 6 hereof;

                  (ii) grant any proxy, power of attorney, deposit any of the Securities into a voting trust or enter into a voting agreement or arrangement with respect to the Securities except as provided in this Agreement; or

                  (iii) take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement.

         Section 6. Voting of the Company Common Stock. Stockholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time or (b) termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of the Company Common Stock, however called, or in connection with any written consent of the holders of the Company Common Stock, Stockholder will appear at the meeting or otherwise cause the Securities to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Securities:

                  (A) in favor of the adoption of the Merger Agreement and the approval of other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof;

                  (B) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and

         Stockholder may not enter into any agreement or understanding with any person the effect of which would be inconsistent with or violative of any provision contained in this Section 6.

         Section 7. Proxy.

         (a) Stockholder hereby irrevocably grants to, and appoints, Parent and Bernard J. Cassidy, Joseph C. Consul, or any of them in their respective capacities as officers of Parent and any individual who shall hereafter succeed to any such office of Parent and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote the Securities, or grant a consent or approval in respect of the Securities, in connection with any meeting of the stockholders of the Company, as specified in Section 6 hereof.

         (b) Stockholder represents that any other proxies heretofore given in respect of the Existing Shares are not irrevocable, and that such proxies are hereby revoked.

         (c) Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement. Stockholder hereby affirms that the irrevocable proxy set forth in this Section 7 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may not be revoked under any circumstances. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of section 212(e) of Delaware General Corporation Law.

         Section 8. Stop Transfer; Legend.

         (a) Stockholder agrees with, and covenants to, Parent that Stockholder will not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Securities, unless such transfer is made in compliance with this Agreement.

         (b) In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of share or the like other than pursuant to the Merger, the term "Existing Shares" will be deemed to refer to and include the shares of the Company Common Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement.

         (c) Stockholder will promptly after the date hereof surrender to the Company all certificates representing the Securities, the Company will place the following legend on such certificates in addition to any other legend required thereof:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO AND OTHER PROVISIONS OF A VOTING AGREEMENT, DATED AS OF NOVEMBER 18, 1999, BY AND AMONG TUMBLEWEED COMMUNICATIONS CORP., KEYHOLE ACQUISITION CORP. AND [STOCKHOLDER]."

         Section 9. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

         Section 10. Termination. This Agreement shall terminate on the earliest of (a) termination of the Merger Agreement pursuant to Section 7.1(a), (b), (c) or (e) thereof, (b) six months following the termination of the Merger Agreement pursuant to Section 7.1(d) or (f) thereof, (c) the agreement of the parties hereto to terminate this Agreement, or (d) the consummation of the Merger.

         Section 11. Miscellaneous.

         (a) Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         (b) Successors and Assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each party and such party's respective heirs, beneficiaries, executors, representatives and permitted assigns.

         (c) Amendment and Modification. This Agreement may not be amended, altered, supplemented or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by the parties hereto.

         (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as FedEx, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to Parent or Sub, to:

                  Tumbleweed Communications Corp.
                  700 Saginaw Drive
                  Redwood City, CA 94063
                  Attention: Jeffrey C. Smith
                  Telephone No.: 650-216-2010
                  Facsimile No.:  650-216-2001

         with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  525 University Avenue, Suite 220
                  Palo Alto, California 94301
                  Telephone: (650) 470-4500
                  Telecopy No.: (650) 470-4570
                  Attention: Gregory C. Smith

         If to Stockholder, to:

                  ------------------------
                  ------------------------
                  ------------------------
                  ------------------------

         with a copy to:

                  ------------------------
                  ------------------------
                  ------------------------
                  ------------------------


         (e) Severability. Any term or provision of this Agreement which is held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         (f) Specific Performance. Each of the parties hereto recognizes and acknowledges a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money, damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specified performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

         (g) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         (h) No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         (i) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of law thereof.

         (j) Descriptive Heading. The descriptive headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

         (k) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         (l) Further Assurances. From time to time, at any other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

         (m) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Parent, Sub, and Stockholder have caused this Agreement to be duly executed as of the day and year first written above.


                         Tumbleweed Communications Corp.

                        By: _________________________________________
                            Name: Jeffrey C. Smith
                            Title: Chief Executive Officer



                        Keyhole Acquisition Corp.

                        By: _________________________________________

                            Name: Jeffrey C. Smith
                            Title: Chief Executive Officer



                        By: _________________________________________
                                 [Stockholder]*


---------------
* In the event this agreement covers shares held jointly or held individually by related parties who will sign this together, each joint or related party shall sign.

                                                                       EXHIBIT B

November ___, 1999



[TO COME]

Dear [__]:

         As you know, Tumbleweed Communications Corp. (the "Company") is acquiring Worldtalk Communications Corporation ("Worldtalk") as part of an Agreement and Plan of Merger (the "Merger"). In connection with the Merger, the Company is pleased to extend this offer of employment to you. We believe that you will find working for the Company to be a rewarding experience, and we anticipate that you will contribute to the Company's continued success. This Offer Letter and the attached Restrictive Covenants set forth the terms and conditions of the Company's offer of employment to you. Please sign and return a copy of this Offer Letter and the Restrictive Covenants, by November , 1999, indicating your acceptance.

         Effective as of the Merger, which is scheduled to take place on or about February 1, 2000, the Company will employ you as [_________]. You will report to [_________]. Your employment with the Company is an at-will relationship, meaning that either you or the Company may terminate this employment relationship at any time and for any reason or no reason.

         Through [_________], you will earn a salary based on an annual salary of $[_________] ("Annual Salary"), payable in accordance with the Company's regular payroll practices and subject to all applicable withholdings. Through [_________], you will receive bonuses in the amount of $[_________], on the following basis: [_________]. Additionally, you will be entitled to participate in all benefit plans offered by the Company to employees at your level.

         The Company will also pay you severance and a completion bonus on the following terms. In the event the Company terminates your employment without cause on or before [_________], the Company will pay you as severance a sum equivalent to [_________] months of Annual Salary, subject to all applicable withholdings. Should the Company terminate your employment without cause at any time after [_________], the Company will pay you a severance equivalent to [_________] months of Annual Salary, subject to all applicable withholdings. (The foregoing reference to "cause" merely sets forth the conditions under which the Company is obligated to pay you severance, and does not affect or alter the at-will employment relationship.) In the event that you voluntarily terminate your employment with the Company, you will not be entitled to any severance pay. Furthermore, the Company will pay you a completion bonus of $[_________], subject to all applicable withholdings, provided that: you are an employee of the Company on [_________].

         In consideration for your employment with the Company, you agree to perform your duties as [_________] and to comply with the terms and conditions of the Restrictive Covenants. You further acknowledge that prior to signing this Offer Letter, you have read and understood this Offer Letter and the Restrictive Covenants, and you have had the opportunity to consult with an attorney regarding your legal obligations hereunder.


Agreed and Accepted:


_______________________________



Tumbleweed Communications Corp.


By: ____________________________
    [Name]
    [Title]



                              RESTRICTIVE COVENANTS

         THESE RESTRICTIVE COVENANTS are entered into as of November , 1999 by and between Tumbleweed Communications Corp. (the "Company") and [_________] (the "Employee"), and concurrently herewith the Offer Letter dated November [ ], 1999 (collectively, this "Agreement").

         WHEREAS, the Company desires to employ the Employee as [_________] and the Employee desires to be employed by the Company;

         WHEREAS, the Company is engaged in the business of on-line document delivery systems (the "Business") and the Employee acknowledges the highly competitive nature of the Business;

         NOW THEREFORE, in consideration of the mutual covenants set forth in this Agreement and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Employee agree as follows:

         1. TERM. The Employee agrees to comply with the restrictive covenants set forth in Sections 2, 3 and 4 of this Agreement through December 31, 2000.

         2. NONSOLICITATION. The Employee shall not, directly or indirectly, (A) solicit, induce, or attempt to solicit or induce any customers, clients, vendors, suppliers or consultants of the Company, or any of the Company's subsidiaries, affiliates, successors or assigns, engaged in the Business (a "Customer") to terminate his, her or its relationship with the Company or any of the Company's subsidiaries, affiliates, successors or assigns for any purpose, including the purpose of associating with or becoming a customer or client of, or consultant to, (whether or not exclusive) of the Employee or any entity of which the Employee is or becomes a partner, shareholder, officer, director, principal, agent, trustee or consultant, or (B) otherwise solicit, induce, or attempt to solicit or induce any such Customer to terminate his, her or its relationship with the Company or any of the Company's subsidiaries, affiliates, successors or assigns for any other purpose or no purpose.

         3. NONINTERFERENCE. The Employee shall not, directly or indirectly, (A) solicit, induce, or attempt to solicit or induce any person known to the Employee to be an agent, employee or independent contractor of the Company or any of the Company's subsidiaries, affiliates, successors or assigns, that is involved in the Business (each such person, a "Company Person"), to terminate his or her employment or other relationship with the Company or any of the Company's subsidiaries, affiliates, successors or assigns for the purpose of associating with (i) any entity of which the Employee is or becomes an officer, director, partner, shareholder, agent, trustee or consultant or (ii) any competitor of the Company or any of the Company's subsidiaries, affiliates, successors or assigns in the Business, or (B) otherwise encourage any Company Person to terminate his or her employment or other relationship with the Company or any of the Company's subsidiaries, affiliates, successors or assigns for any other purpose or no purpose.

         4. NONCOMPETITION. The Employee shall not directly or indirectly, anywhere in the United States, (A) engage in the Business for the Employee's own account; (B) enter the employ of, or render any services involving the Business for the following companies or their subsidiaries, affiliates, successors or assigns (each an "Entity"): [_________]; and (C) become interested in any such Entity in any capacity, including as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; provided, however, the Employee may own, directly or indirectly, solely as a passive investment, securities of any corporation if the Employee, individually or in the aggregate, is not a controlling Person of, or a member of a group which controls, such corporation and does not, directly or indirectly, "beneficially own" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, without regard to the 60 day period referred to in Rule 13d-3(d)(1)(i)) 2% or more of any class of securities of such corporation.

         5. RIGHTS AND REMEDIES UPON BREACH. If the Employee breaches, or threatens to commit a breach of the Agreement, the Company or the Company's subsidiaries, affiliates, successors or assigns shall have the following rights and remedies, each of which shall be independent of the others and severally enforceable, and each of which shall be in addition to, and not in lieu of, any other rights or remedies available to the Company or the Company's subsidiaries, affiliates, successors or assigns at law or in equity:

                  a. SPECIFIC PERFORMANCE. The right and remedy to have each and every one of the provisions of the Agreement specifically enforced and the right and remedy to obtain injunctive relief, it being agreed that any breach or threatened breach of any of the provisions of the Agreement would cause irreparable injury to the Company or the Company's subsidiaries, affiliates, successors or assigns, and that money damages would not provide an adequate remedy to the Company or the Company's subsidiaries, affiliates, successors or assigns.

                  b. ACCOUNTING. The right and remedy to require the Employee to account for and pay over to the Company or the Company's subsidiaries, affiliates, successors or assigns, as the case may be, all compensation, profits, monies, accruals, increments or other benefits derived or received by the

Employee that results from any transaction or activity constituting a breach of any of the provisions of the Agreement.

                  c. SEVERABILITY. The Employee acknowledges and agrees that the covenants in this Agreement are reasonable in geographic, temporal and subject matter scope and in all other respects, and do not impose limitations greater than are necessary to protect the goodwill and other business interests of the Company and the Company's subsidiaries, affiliates, successors or assigns. If, however, any court of competent jurisdiction subsequently determines that the covenants in this Agreement, or any part thereof, or any other part of this Agreement, are invalid or unenforceable, the remainder of the covenants in this Agreement, and the remainder of this Agreement, shall not thereby be affected and shall be given full effect without regard to the invalid portions.

                  d. BLUE-PENCILING. If any court of competent jurisdiction determines that any provision of this Agreement, or any part thereof, are unenforceable because of the geographic, temporal and subject matter scope, such court shall have the power to reduce the geographic, temporal and subject matter scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable to the maximum extent permitted by applicable law.

                  e. ENFORCEABILITY IN ALL JURISDICTIONS. The Employee intends to and hereby confers jurisdiction to enforce each and every one of the provisions of the Agreement upon the courts of any jurisdiction within the geographic scope of Agreement. If the courts of any one or more of such jurisdictions hold the provisions of the Agreement unenforceable by reason of the breadth of such scope or otherwise, it is the intention of Employee that such determination shall not bar or in any way affect the Company's or the Company's subsidiaries', affiliates', successors' or assigns' right to the relief provided above in the courts of any other jurisdiction within the geographic scope of the provisions of the Agreement, as to breaches of such provisions of the Agreement in such other respective jurisdictions, such provisions of the Agreement as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

         6. ENTIRE AGREEMENT/MODIFICATION. The Agreement represents the entire understanding of the parties with respect to the subject matter hereof and shall supersede any and all previous contracts, arrangements or understandings between the parties hereto with respect to the subject matter hereof. The Agreement may not be modified or amended except by an instrument in writing signed by each of the parties hereto.

         7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of law rules.

         8. DISPUTE RESOLUTION. Except as otherwise provided herein or as necessary to specifically enforce, or enjoin the breach of, the Agreement (to the extent such remedies are otherwise available), any dispute arising under or relating to the Agreement shall be finally settled by one arbiter under the then-existing Commercial Arbitration Rules of the American Arbitration Association in arbitration proceedings conducted in San Jose, California. The arbitrator shall have no power or authority in making his award to modify, enlarge or add to the terms and provisions of the Agreement. Judgement upon the award of the arbiter shall be binding upon the parties and may be entered in any court having jurisdiction. The arbiter shall award to the prevailing party reasonable attorneys' fees and expenses from the other party, including any expert fees, which fees and expenses shall be in addition to any other relief which may be awarded.

         IN WITNESS WHEREOF, the parties have executed the Agreement as of the date set forth above.



Agreed and Accepted:


_______________________________



Tumbleweed Communications Corp.


By: ____________________________
    [Name]
    [Title]

                                                                       EXHIBIT C


                             STOCK OPTION AGREEMENT

         STOCK OPTION AGREEMENT (the "Agreement"), dated as of November 18, 1999, by and between Tumbleweed Communications Corp., a Delaware corporation ("Parent"), and Worldtalk Communications Corporation, a Delaware corporation (the "Company").


                                   WITNESSETH:

         WHEREAS,   concurrently   with  the  execution  and  delivery  of  this
Agreement, the Company, Parent and Keyhole Acquisition Corp., a Delaware corporation ("Sub"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides that, among other things, upon the terms and subject to the conditions thereof, Sub will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation; and

         WHEREAS, as a condition and inducement to Parent's willingness to enter into the Merger Agreement, Parent has required that the Company agree, and the Company has so agreed, to grant to Parent an option with respect to certain shares of the Company's authorized but unissued common stock on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, to induce Parent and Sub to enter into the Merger Agreement and in consideration of the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto intending to be legally bound, hereby agree as follows. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

         1. GRANT OF OPTION. The Company hereby grants Parent an irrevocable option (the "Option") to purchase a number of shares (the "Shares") of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") equal to the Option Number (as defined hereinafter), on the terms and subject to the conditions set forth below.

         2. EXERCISE OF OPTION.

                  (a) Exercise. At any time or from time to time prior to the termination of the Option granted hereunder in accordance with the terms of this Agreement, Parent (or a wholly-owned subsidiary of Parent designated by Parent) may exercise the Option, in whole or in part, if on or after the date hereof:

                  (i) any corporation, partnership, individual, trust, unincorporated association, or other entity or "person" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than Parent or any of its "affiliates" (as defined in the Exchange Act) (a "Third Party"), shall have:

                                    (A)  commenced  or announced an intention to
         commence a bona fide tender offer or exchange offer for any shares of Company Common Stock, the consummation of which would result in "beneficial ownership" (as defined under Rule 13d-3 of the Exchange
         Act) by such Third Party (together with all such Third Party's affiliates and "associates" (as such term is defined in the Exchange
         Act)) of 20% or more of the then voting equity of the Company (either on a primary or a fully diluted basis);

                                    (B) filed a  Notification  and  Report  Form
         under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), reflecting an intent to acquire the Company or any assets or securities of the Company;

                                    (C) solicited  "proxies" in a "solicitation"
         subject to the proxy rules under the Exchange Act, executed any written consent or become a "participant" in any "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act), in each case with respect to the Company Common Stock; or

                  (ii) the events described in Section 7.2(b) of the Merger Agreement that would require the Company to pay Parent the fee set forth therein (but without the necessity of Parent having terminated the Merger Agreement).

                  (iii) Each of the events described in clauses (i) and (ii) hereof shall be referred to herein as a "Trigger Event." The Company shall notify Parent promptly in writing of the occurrence of any Trigger Event; however, such notice shall not be a condition to the right of Parent to exercise the Option.

                  (b) Exercise Procedure. In the event Parent wishes to exercise the Option, Parent shall deliver to the Company a written notice (an "Exercise Notice") specifying the total number of the Shares it wishes to purchase. To the extent permitted by law and the Certificate of Incorporation of the Company and provided that the conditions set forth in Section 3 hereof to Company's obligation to issue the Shares to Parent hereunder have been satisfied or waived, Parent shall, upon delivery of the Exercise Notice and tender of the applicable aggregate Exercise Price, immediately be deemed to be the holder of record of the shares of the Company Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of the Company Common Stock shall not heretofore have been delivered to Parent. Each closing of a purchase of the Shares (a "Closing") shall occur at a place, on a date and at a time designated by Parent in an Exercise Notice delivered at least two business days prior to the date of the Closing.

                  (c) Termination of the Option. The Option shall terminate upon the earlier of: (i) the Effective Time of the Merger; and (ii) the termination of the Merger Agreement pursuant to Section 7.1(a), (b), (c) or (e) thereof; and
(iii) six (6) months following the termination of the Merger Agreement pursuant to Section 7.1(d) or (f) thereof. Notwithstanding the foregoing, if the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, the Option shall remain exercisable and shall not terminate until the earlier of (x) the date on which such impediment shall become final and not subject to appeal, and (y) 5:00 p.m. Pacific Standard Time, on the tenth (10th) business day after such impediment shall have been removed. The rights of Parent set forth in Sections 7 and 8 shall not terminate upon termination of Parent's right to exercise the Option, but shall extend to the time provided in such sections. Notwithstanding the termination of the Option, Parent shall be entitled to purchase the shares of the Company Common Stock with respect to which Parent had exercised the Option prior to such termination.

                  (d) Option Number. The "Option Number" shall initially be the number of shares equal to nineteen and nine-tenths percent (19.9%) of the total number of shares of the Company Common Stock issued and outstanding as of the date of this Agreement, and shall be adjusted hereafter to reflect changes in the Company's capitalization occurring after the date hereof in accordance with
Section 9 hereof. Notwithstanding any other provision of this Agreement, in no event shall the Option Number exceed nineteen and nine-tenths percent (19.9%) of the total number of shares of the Company Common Stock issued and outstanding as of the date of this Agreement, adjusted in accordance with Section 9 hereof.

                  (e)  Exercise  Price.  The  purchase  price  per  share of the
Company Common Stock pursuant to the Option (the "Exercise Price") shall be $10.527

         3. CONDITIONS TO CLOSING. The obligation of the Company to issue the Shares to Parent hereunder is subject to the conditions that (i) all waiting periods, if any, under the HSR Act, applicable to the issuance of the Shares and the acquisition of such shares by Parent hereunder shall have expired or have been terminated; (ii) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal state or local governmental authority or instrumentality, if any, required in connection with the issuance of the Shares and the acquisition of such shares by Parent hereunder shall have been obtained or made, as the case may be; and (iii) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

         4. CLOSING. At any Closing,

                  (a) the Company shall deliver to Parent a single certificate in definitive form representing the number of the Shares designated by Parent in its Exercise Notice, such certificate to be registered in the name of Parent and to bear the legend set forth in Section 12 hereof;

                  (b) Parent shall deliver to the Company the aggregate price for the Shares so designated and being purchased by wire transfer of immediately available funds to the account or accounts specified in writing by the Company;

                  (c) the Company shall pay all expenses, and any and all federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 4; and

                  (d) the Company shall cause the shares of the Company Common Stock being delivered at the Closing to be approved for quotation on the Nasdaq National Market and shall pay all expenses in connection with the application for approval of such quotation. At any Closing at which Parent is exercising the Option in part, Parent shall present and surrender this Agreement to the Company, and the Company shall deliver to Parent an executed new agreement with the same terms as this Agreement evincing the right to purchase the balance of the shares of the Company Common Stock purchasable hereunder.

         5.   REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY.   The  Company
represents and warrants to Parent that:

                  (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder;

                  (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby;

                  (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, and, assuming this Agreement constitutes a valid and binding obligation of Parent, is enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity;

                  (d) the Company has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Option, and at all times from the date hereof through the expiration of the Option will have reserved a number of authorized and unissued shares of the Company Common Stock not less than the Option Number, such amount being subject to adjustment as provided in Section 11 hereof, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable;

                  (e) upon delivery of the Shares to Parent upon the exercise of the Option, Parent will acquire the Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever;

                  (f) the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets pursuant to (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation"), (A) any provision of the Certificate of Incorporation, or Bylaws, of the Company or (B) any provisions of any mortgage, indenture, lease, contract or other agreement, instrument, permit, concession, franchise, or license or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, which Violation, in the case of each of clauses (B) and
(C), would have a material adverse effect on the Company;

                  (g) except for the expiration or early termination of the waiting period under the HSR Act and except as contemplated by Section 8(b) hereof and may be required under the Securities Act of 1933, as amended (the "Securities Act"), the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority; and

                  (h) none of the Company or any of its affiliates or anyone acting on its or their behalf has issued, sold or offered any security of the Company to any person or entity under circumstances that would cause the issuance and sale of shares of the Company Common Stock hereunder to be subject to the registration requirements of the Securities Act as in effect on the date hereof, and, assuming the representations and warranties of Parent contained in
Section 6(f) are true and correct, the issuance, sale and delivery of the shares of the Company Common Stock hereunder would be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof, and the Company shall not take any action which would cause the issuance, sale, and delivery of shares of the Company Common Stock hereunder not to be exempt from such requirements.

         6. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent represents and warrants to the Company that:

                  (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder;

                  (b) the execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or any of the transactions contemplated hereby;

                  (c) this Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent, and, assuming this Agreement constitutes a valid and binding obligation of the Company, is enforceable against Parent in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity;

                  (d) the execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, result in any Violation pursuant to, (A) any provision of the Certificate of Incorporation or By-laws of Parent, (B) any provisions of any mortgage, indenture, lease, contract or other agreement, instrument, permit, concession, franchise, or license or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or its properties or assets, which Violation, in the case of each of clauses (B) and (C), would have a material adverse effect on Parent;

                  (e) except for the expiration or early termination of the waiting period under the HSR Act and except as contemplated by Section 8(b) hereof and as may be required under the Securities Act, the execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority;

                  (f) any shares of the Company Common Stock acquired by Parent upon exercise of the Option will be acquired for Parent's own account, for investment purposes only and will not be, and the Option is not being, acquired by Parent with a view to the public distribution thereof, in violation of any applicable provision of the Securities Act.

            7.  CERTAIN REPURCHASES.

                  (a) Parent Put. At any time during which the Option is exercisable pursuant to Section 2 hereof (the "Repurchase Period") provided that the Company shall have consummated an Alternative Transaction, upon demand by Parent, Parent shall have the right to sell to the Company (or any successor entity thereof) and the Company (or such successor entity) shall be obligated to repurchase from Parent (the "Put"), all or any portion of the Option, at the price set forth in subparagraph (i) below, or all or any portion of the Shares purchased by Parent pursuant to the exercise of the Option, at a price set forth in subparagraph (ii) below:

                  (i) The difference between the "Market/Tender Offer Price" for shares of the Company Common Stock as of the date (the "Notice Date") notice of exercise of the Put, is given to the Company (defined as the higher of (A) the price per share offered as of the Notice Date pursuant to any tender or exchange offer or other Alternative Transaction (as defined in the Merger Agreement) which was made prior to the Notice Date and not terminated or withdrawn as of the Notice Date (the "Tender Price") and (B) the average of the closing prices of shares of the Company Common Stock on the Nasdaq National Market for the ten trading days immediately preceding the Notice Date, (the "Market Price")), and the Exercise Price, multiplied by the number of the Shares purchasable pursuant to the Option (or portion thereof with respect to which Parent is exercising its rights under this Section 7), but only if the Market/Tender Offer Price is greater than the Exercise Price. For purposes of determining the highest price offered pursuant to any Alternative Transaction which involves consideration other than cash, the value of such consideration shall be equal to the higher of
         (x) if securities of the same class of the proponent as such consideration are traded on any national securities exchange or by any registered securities association, a value based on the closing sale price or asked price for such securities on their principal trading market on such date and (y) the value ascribed to such consideration by the proponent of such Alternative Transaction, or if no such value is ascribed, a value determined in reasonable good faith by the Board of Directors of the Company.

                  (ii) The Exercise Price paid by Parent for the Shares acquired pursuant to the exercise of the Option plus the difference between the Market/Tender Offer Price and the Exercise Price, but only if the Market/Tender Offer Price is greater than the Exercise Price, multiplied by the number of the Shares so purchased.

                  (iii) For purposes of clauses (i) and (ii) of this Section 7(a), the Tender Price shall be the highest price per share offered pursuant to a tender or exchange offer or other Alternative Transaction during the Repurchase Period.

                  (b) Payment and Redelivery of the Option or Shares. In the event Parent exercises its rights under this Section 7, the Company shall, within ten business days of the Notice Date, pay the required amount to Parent in immediately available funds and Parent shall surrender to the Company the Option or the certificates evidencing the Shares purchased by Parent pursuant thereto, and Parent shall warrant that it owns such shares and that such shares are then free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever.

         8. REGISTRATION RIGHTS.

                  (a) Following the termination of the Merger Agreement and exercise of the Option, Parent may by written notice request the Company to register for resale under the Securities Act all or any part of the Shares beneficially owned by Parent (the "Registrable Securities"). The Company shall use its reasonable best efforts to effect, as promptly as practicable, the registration under the Securities Act of the Registrable Securities; provided, however, that (i) Parent shall not be entitled to demand more than an aggregate of two (2) effective registration statements hereunder, and (ii) the Company will not be required to file any such registration statement during any period of time (not to exceed sixty (60) days after such request in the case of clause
(A) below or ninety (90) days after such  request in the case of clauses (B) and
(C) below) when (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the opinion of counsel to the Company, such information would be required to be disclosed if a registration statement were filed at that time;
(B) the Company is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Company determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other transaction involving the Company or any of its material subsidiaries and that such transaction is material to the Registrant and its subsidiaries taken as a whole.

                  (b) The Company shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 8 to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as Parent may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that the Company shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

                  (c) The registration rights set forth in this Section 8 are subject to the condition that Parent shall provide the Company with such information with respect to its Registrable Securities, the plans for the distribution thereof, and such other information with respect to the Parent as, in the reasonable judgment of counsel for the Company, is necessary to enable the Registrant to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

                  (d) A registration effected under this Section 8 shall be effected at the Company's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to the Parent, and the Registrant shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as is customary in connection with underwritten public offerings as such underwriters may reasonably require.

                  (e) In connection with any registration effected under
this  Section  8,  the  parties  agree  (i) to  indemnify  each  other  and  the underwriters, if any, in the customary manner, (ii) to enter into an underwriting agreement in form and substance customary for transactions of such type with the underwriters participating in such offering, if any, and (iii) to take all further actions which shall be reasonably necessary to effect such registration and sale (including if the managing underwriter deems it necessary, participating in road-show presentations).

         9. ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

                  (a) In the event of any change in the Company Common Stock by reason of stock dividends, splitups, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Option, and the purchase price per share provided in Section 2(e) hereof, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Parent shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Parent would have received in respect of the Company Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

                  (b) In the event that the Company shall enter in an agreement:
(i) to consolidate with or merge into any person, other than Parent or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than Parent or one of its Subsidiaries, to merge into the Company and the Company shall be the continuing or surviving corporation, but, in connection with such merger, the then-outstanding shares of the Company Common Stock shall be changed into or exchanged for stock or other securities of the Company or any other person or cash or any other property or the outstanding shares of the Company Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Parent or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that upon the consummation of any such transaction and upon the terms and conditions set forth herein, Parent shall receive for each the Share with respect to which the Option has not been exercised an amount of consideration in the form of and equal to the per share amount of consideration that would be received by the holder of one share of the Company Common Stock less the Exercise Price (and, in the event of an election or similar arrangement with respect to the type of consideration to be received by the holders of the Company Common Stock, subject to the foregoing, proper provision shall be made so that the holder of the Option would have the same election or similar rights as would the holder of the number of shares of the Company Common Stock for which the Option is then exercisable).

         10. LIMITATION OF PARENT PROFIT.

                  (a) Notwithstanding any other provision of this Agreement, in no event shall Parent's Total Profit (as defined below) exceed $6,000,000, including in such amount the fees payable under the provisions of Section 7.2(b) of the Merger Agreement, and, if Parent's Total Profit shall otherwise exceed such amount, Parent, at its sole election, shall either (i) reduce the number of shares of Company Common Stock subject to this Option, (ii) deliver to the Company for cancellation Shares previously purchased by Parent (valued, for purposes of this Section 10(a) at the average closing sales price per share of Company Common Stock (or if there is no sale on such date then the average between the closing bid and ask prices on any such day) as quoted on the Nasdaq National Market based on published financial sources for the twenty consecutive trading days preceding the day on which Parent's Total Profit exceeds $6,000,000, (iii) pay cash to the Company, or (iv) any combination thereof, such that Parent's actually realized Total Profit shall not exceed $6,000,000 after taking into account the foregoing actions.

                  (b) As used herein, the term "Total Profit" shall mean the amount (before taxes) of the following: (a) the aggregate amount of (i)(x) the net cash amounts received by Parent or its permitted designees or any affiliated party pursuant to the sale of Shares (or any other securities into which the Option is converted or exchanged) to any unaffiliated party or to the Company pursuant to this Agreement, less (y) Parent's or its permitted designees purchase price of such Shares, (ii) any amounts received by Parent or its permitted designees or any affiliated party on the transfer of the Option (or any portion thereof) to any unaffiliated party or to the Company pursuant to this Agreement, and (iii) any amounts received by Parent pursuant to Section 7.2(b) of the Merger Agreement; minus (b) the amount of cash theretofore paid to the Company pursuant to this Section 10 plus the value of the Shares theretofore delivered to the Company for cancellation pursuant to this Section 10.

         11. RESTRICTIVE LEGENDS. Each certificate representing shares of the Company Common Stock issued to Parent hereunder shall include a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

         It is understood and agreed that (i) the reference to the resale restrictions of the Securities Act and state securities or Blue Sky laws in the foregoing legend shall be removed by delivery of substitute certificate(s) without such reference if Parent shall have delivered to the Company a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such legend is not required for purposes of the Securities Act or such laws; (ii) the reference to the provisions of this Agreement in the foregoing legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law. Certificates representing shares sold in a registered public offering pursuant to Section 8 shall not be required to bear the legend set forth in this Section 11.

         12. BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided for in this Agreement, neither this Agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

         13. SPECIFIC PERFORMANCE. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of this Agreement, neither party will allege, and each party hereby waives the defense, that there is adequate remedy at law.

         14. ENTIRE AGREEMENT. This Agreement, the Merger Agreement, and the other Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

         15. FURTHER ASSURANCE. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

         16. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any court or other competent authority holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

         17. NOTICES. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five business days after the date of mailing to the following address or facsimile number, or to such other address or addresses as such person may subsequently designate by notice given hereunder.

                  (a) if to Parent, to:

                  Tumbleweed Communications Corp.
                  700 Saginaw Drive
                  Redwood City, CA 94063
                  Attention: Jeffrey C. Smith
                  Telephone No.: 650-216-2010
                  Facsimile No.:  650-216-2001

            with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  525 University Avenue - Suite 220
                  Palo Alto, California 94301
                  Attention:  Gregory C. Smith
                  Telephone No.:  650-470-4500
                  Facsimile No.:  650-470-4590

                  (b) if to the Company, to:

                  Worldtalk Communications Corporation
                  5155 Old Ironsides Drive
                  Santa Clara, CA 95054
                  Attention: James Heisch
                  Telephone No.: 408-567-5012
                  Facsimile No.: 408-567-5122

                  with a copy to:

                  Fenwick & West LLP
                  Two Palo Alto Square
                  Palo Alto, California  94306
                  Attention:  Gordon K. Davidson
                  Telephone No.:  650-494-0600
                  Facsimile No.:  650-494-1417


         18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

         19. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

         21. EXPENSES. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

         22. AMENDMENTS; WAIVER. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                      Worldtalk Communications Corporation

                      By:___________________________________
                         Name: James Heisch
                         Title: Vice President, CFO


                         Tumbleweed Communications Corp.

                      By:___________________________________
                         Name: Jeffrey C. Smith
                         Title: Chief Executive Officer

                                                                       EXHIBIT D

                                VOTING AGREEMENT

         VOTING AGREEMENT (this "Agreement"),  dated as of November 18, 1999, by
and  between  Worldtalk  Communications   Corporation,  a  Delaware  corporation
("Company"), and [Stockholder] ("Stockholder").


                                   WITNESSETH:

         WHEREAS, immediately prior to the execution of this Agreement, Tumbleweed Communications Corp., a Delaware corporation ("Parent"), Keyhole Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub") and the Company have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to merge Sub with and into the Company (the "Merger"); and

         WHEREAS, as of the date hereof, Stockholder is the record and Beneficial Owner (as defined hereinafter) of _________ Existing Shares (as defined hereinafter) of the common stock, $0.001 par value, of Parent (the "Parent Common Stock"); and

         WHEREAS, as inducement and a condition to entering into the Merger Agreement, the Company has required Stockholder to agree, and Stockholder has agreed, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

         Section 1. Certain Definitions. In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

         (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person include securities Beneficially Owned by all other persons with whom such person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act with respect to the securities of the same issuer.

         (b)  "Existing   Shares"  means  shares  of  the  Parent  Common  Stock
Beneficially Owned by Stockholder as of the date hereof.

         (c) "Securities" means the Existing Shares together with any shares of the Parent Common Stock or other securities of the Company acquired by Stockholder in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

         Section 2. Representations And Warranties of Stockholder. Stockholder represents and warrants to Parent and Sub as follows:

         (a) Ownership of Shares. Stockholder is the sole record and Beneficial Owner of (i) the Existing Shares, (ii) options to purchase [_____] shares of Parent Common Stock and (iii) warrants to purchase [_____] shares of Parent Common Stock. On the date hereof, the Existing Shares constitute all of the shares of the Parent Common Stock owned of record or Beneficially Owned by Stockholder. There are no outstanding options or other rights to acquire from Stockholder or obligations of Stockholder to sell or to acquire, any shares of the Parent Common Stock. Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 5, 7 and 8 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

         (b) Power; Binding Agreement. Stockholder has the legal capacity, power and authority to enter into and perform all of Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (c) No Conflicts. Except as contemplated by the Merger Agreement, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority ("Governmental Entity") is necessary for the execution of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby, none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of any organizational documents applicable to Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Stockholder or any of Stockholder's properties or assets except, in the case of clauses (ii) and (iii) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults would not, individually or in the aggregate, materially impair the ability of Stockholder or Parent to consummate the transactions contemplated by the Merger Agreement, this Agreement or by the other Ancillary Agreements.

         (d) No Encumbrance. Except as permitted by this Agreement, the

Existing Shares are now and, at all times during the term hereof, and the Securities will be, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all mortgages, claims, charges, liens, security interests, pledges or options, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever ("Encumbrances"), except for any such Encumbrances arising hereunder.

         (e) No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Stockholder.

         (f) Reliance by the Company. Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement.

         Section 3. Representations And Warranties of the Company. The Company hereby represents and warrants to Stockholder as follows:

         (a) Power; Binding Agreement. The Company has the corporate power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (b) No Conflicts. Except as contemplated by the Merger Agreement, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof shall (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws or similar organizational documents of the Company or of any of its Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or result in the creation of any lien) under, any of the terms, conditions or provisions of any Company Agreement or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets, except in the case of clause (ii), (iii) or (iv) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and will not materially impair the ability of the Company to consummate the transactions contemplated the Merger Agreement, this Agreement or by the other Ancillary Agreements.

         Section 4. Disclosure. Stockholder hereby agrees to permit the Company to publish and disclose in the Registration Statement and the Proxy Statement/Prospectus (including all documents and schedules filed with the Securities and Exchange Commission), and any press release or other disclosure document which the Company, in its sole discretion, determines to be necessary or desirable in connection with the Merger and any transactions related thereto, Stockholder's identity and ownership of the Parent Common Stock and the nature of Stockholder's commitments, arrangements and understandings under this Agreement.

         Section 5. Transfer And Other Restrictions. Prior to the termination of this Agreement, Stockholder agrees not to, directly or indirectly:

                  (i) except pursuant to the terms of the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any or all of the Securities or any interest therein except as provided in Section 6 hereof;

                  (ii) grant any proxy, power of attorney, deposit any of the Securities into a voting trust or enter into a voting agreement or arrangement with respect to the Securities except as provided in this Agreement; or

                  (iii) take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement.

         Section 6. Voting of the Parent Common Stock. Stockholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time or (b) termination of this Agreement in accordance with its terms, (i) Stockholder will not sell or transfer any Securities or any interest therein to any person, and (ii) at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of the Parent Common Stock, however called, or in connection with any written consent of the holders of the Parent Common Stock, Stockholder will appear at the meeting or otherwise cause the Securities to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Securities:

                  (A) in favor of the adoption of the Merger Agreement and the approval of other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof;

                  (B) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Parent, or Sub under the Merger Agreement or this Agreement; and

         Stockholder may not enter into any agreement or understanding with any person the effect of which would be inconsistent with or violative of any provision contained in this Section 6.

         Section 7. Proxy.

         (a) Stockholder hereby irrevocably grants to, and appoints, the Company and Paul Hilal, James A. Heisch, or any of them in their respective capacities as officers of the Company and any individual who shall hereafter succeed to any such office of the Company and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of

Stockholder, to vote the Securities, or grant a consent or approval in respect of the Securities, in connection with any meeting of the stockholders of Parent, as specified in Section 6 hereof.

         (b) Stockholder represents that any proxies heretofore given in respect of the Existing Shares are not irrevocable, and that such proxies are hereby revoked.

         (c) Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement. Stockholder hereby affirms that the irrevocable proxy set forth in this Section 7 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may not be revoked under any circumstances. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of section 212(e) of Delaware General Corporation Law.

         Section 8. Stop Transfer; Legend.

         (a) Stockholder agrees with, and covenants to, the Company that Stockholder will not request that Parent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Securities, unless such transfer is made in compliance with this Agreement.

         (b) In the event of a stock dividend or distribution, or any change in the Parent Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of share or the like other than pursuant to the Merger, the term "Existing Shares" will be deemed to refer to and include the shares of the Parent Common Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement.

         (c) Stockholder will promptly after the date hereof surrender to Parent all certificates representing the Securities, Parent will place the following legend on such certificates in addition to any other legend required thereof:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO AND OTHER PROVISIONS OF A VOTING AGREEMENT, DATED AS OF NOVEMBER 18, 1999, BY AND BETWEEN [___] AND [Stockholder]."

         Section 9. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

         Section 10. Termination. This Agreement shall terminate on the earliest of (a) termination of the Merger Agreement pursuant to Section 7.1(a), (b), (d) or (f) thereof, (b) six months following the termination of the Merger Agreement pursuant to Section 7.1(c) or (e) thereof, (c) the agreement of the parties hereto to terminate this Agreement, or (d) the consummation of the Merger.

         Section 11. Miscellaneous.

         (a) Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         (b) Successors and Assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each party and such party's respective heirs, beneficiaries, executors, representatives and permitted assigns.

         (c) Amendment and Modification. This Agreement may not be amended, altered, supplemented or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by the parties hereto.

         (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as FedEx, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      If to the Company, to:

                  Tumbleweed Communications Corp.
                  700 Saginaw Drive
                  Redwood City, CA 94063
                  Attention: Jeffrey C. Smith
                  Telephone No.: 650-216-2010
                  Facsimile No.:  650-216-2001

            with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  525 University Avenue - Suite 220
                  Palo Alto, California 94301
                  Attention: Gregory C. Smith
                  Telephone No.: 650-470-4500
                  Facsimile No.: 650-470-4590

      If to Stockholder, to:

                  ------------------------
                  ------------------------
                  ------------------------
                  ------------------------

            with a copy to:

                  ------------------------
                  ------------------------
                  ------------------------
                  ------------------------

         (e) Severability. Any term or provision of this Agreement which is held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         (f) Specific Performance. Each of the parties hereto recognizes and acknowledges a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money, damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specified performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

         (g) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         (h) No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         (i) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of law thereof.

         (j) Descriptive Heading. The descriptive headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

         (k) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         (l) Further Assurances. From time to time, at any other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

         (m) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company and Stockholder have caused this Agreement to be duly executed as of the day and year first written above.



                                     Worldtalk Communications Corporation

                                     By: _______________________________________
                                         Name: [James Heisch]
                                         Title: [Vice President, CFO]

                                     Keyhole Acquisition Corp.

                                     By: _______________________________________
                                         Name: Jeffrey C. Smith
                                         Title: Chief Executive Officer


                                     By: _______________________________________
                                                   [Stockholder]*

------------------
* In the event this agreement covers shares held jointly or held individually by related parties who will sign this together, each joint or related party shall sign.

                                                                       EXHIBIT F


                                    [COMPANY]

                        EMPLOYEE PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT

         In consideration of my employment or continued employment by [COMPANY] (the "COMPANY"), and the compensation now and hereafter paid to me, I hereby agree as follows:

1. NONDISCLOSURE

         1.1 RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

         1.2 PROPRIETARY INFORMATION. The term "PROPRIETARY INFORMATION" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "PROPRIETARY INFORMATION" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "INVENTIONS"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and
(c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

         1.3 THIRD PARTY INFORMATION. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("THIRD PARTY INFORMATION") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

         1.4 NO IMPROPER USE OF INFORMATION OF PRIOR EMPLOYERS AND OTHERS. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2.   ASSIGNMENT OF INVENTIONS.

         2.1 PROPRIETARY RIGHTS. The term "PROPRIETARY RIGHTS" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

         2.2 PRIOR INVENTIONS. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit B (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "PRIOR INVENTIONS"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit B but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit B for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

         2.3 ASSIGNMENT OF INVENTIONS. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this
Section 2, are hereinafter referred to as "COMPANY INVENTIONS."

         2.4 NONASSIGNABLE INVENTIONS. This Agreement does not apply to an Invention which qualifies fully as a nonassignable Invention under Section 2870 of the California Labor Code (hereinafter "SECTION 2870"). I have reviewed the notification on Exhibit A (Limited Exclusion Notification) and agree that my signature acknowledges receipt of the notification.

         2.5 OBLIGATION TO KEEP COMPANY INFORMED. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under
Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

         2.6 GOVERNMENT OR THIRD PARTY. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

         2.7 WORKS FOR HIRE. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

         2.8 ENFORCEMENT OF PROPRIETARY RIGHTS. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

         In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. ADDITIONAL ACTIVITIES. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company. I agree further that for the period of my employment by the Company and for one (l) year after the date of termination of my employment by the Company I will not, either directly or through others, solicit or attempt to solicit any employee, independent contractor or consultant of the company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or entity.

5. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

7. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

8. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

9. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

10.  GENERAL PROVISIONS.

         10.1 GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by and construed according to the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in __________ County, California for any lawsuit filed there against me by Company arising from or related to this Agreement.

         10.2 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

         10.3 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

         10.4 SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

         10.5 EMPLOYMENT. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

         10.6 WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

         10.7 ENTIRE AGREEMENT. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

         This Agreement shall be effective as of the first day of my employment with the Company, namely: _______________, 19__.

         I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT B TO THIS AGREEMENT.

Dated:  ___________


______________________________________
(SIGNATURE)


______________________________________
(PRINTED NAME)


ACCEPTED AND AGREED TO:

[COMPANY]


By: ______________________________________________

Title: ___________________________________________

______________________________________________
(Address)



Dated: _______


                                    EXHIBIT A

                         LIMITED EXCLUSION NOTIFICATION


         THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and the Company does not require you to assign or offer to assign to the Company any invention that you developed entirely on your own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

         1. Relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company;

         2. Result from any work performed by you for the Company.

         To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

         This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

         I ACKNOWLEDGE RECEIPT of a copy of this notification.


                                        By: ____________________________________
                                              (PRINTED NAME OF EMPLOYEE)

                                        Date: __________________________________



      WITNESSED BY:

      ________________________________
      (PRINTED NAME OF REPRESENTATIVE)


                                    EXHIBIT B

TO:       [COMPANY]

FROM:     _____________________

DATE:     _____________________

SUBJECT:  PREVIOUS INVENTIONS

1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by [Company] (the "COMPANY") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the
Company:


               [ ]    No inventions or improvements.

               [ ]    See below:



____________


____________


____________



[ ]   Additional sheets attached.

      2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

      INVENTION OR IMPROVEMENT          PARTY(IES)        RELATIONSHIP

1.    ____________________________      ______________

2.    ____________________________      ______________

3.    ____________________________      ______________



[ ]   Additional sheets attached.

                                                                       EXHIBIT G



November 18, 1999

Worldtalk Communications Corporation
5155 Old Ironsides Drive
Santa Clara, CA 95054

Tumbleweed Communications Corp.
700 Saginaw Drive
Redwood City, CA 94063

Dear Sirs:

The undersigned has been advised that as of the date hereof he, she or it may be deemed to be an "affiliate" of Worldtalk Communications Corporation, a Delaware corporation ("Worldtalk") or of Tumbleweed Communications Corp., a Delaware corporation ("Tumbleweed"), as that term is defined for purposes of the Securities Act of 1933, as amended (the "Securities Act"). Tumbleweed, Worldtalk and Keyhole Acquisition Corp., a Delaware corporation ("Sub"), have entered into an Agreement and Plan of Merger dated as of November 18, 1999 (the "Merger Agreement"). The Merger Agreement provides, among other things, for the merger of Sub with and into Worldtalk (the "Merger") and, in accordance therewith, the outstanding shares of common stock, par value $.01 per share of Worldtalk (the "Worldtalk Common Stock") at the Effective Time (as defined in the Merger Agreement) will be converted into the right to receive shares of Common Stock, par value $.001 per share of Tumbleweed (the "Tumbleweed Common Stock") and other rights to acquire Worldtalk Common Stock whether options or warrants (collectively "Worldtalk Options") shall be converted into rights to purchase Tumbleweed Common Stock ("Tumbleweed Options") on the terms set forth therein. The Worldtalk Common Stock and Worldtalk Options are collectively referred to herein as the "Worldtalk Securities". The Tumbleweed Common Stock and Tumbleweed Options are collectively referred to as the "Tumbleweed Securities."

The undersigned understands that Tumbleweed has received a letter from its independent accountants advising it that the Merger is expected to qualify to be accounted for as a pooling of interests. The undersigned further understands that in order for the Merger to be accounted for as a pooling of interests, affiliates of Tumbleweed and Worldtalk must not reduce their interests in or risk relative to their ownership in the Tumbleweed Securities or Worldtalk Securities for a certain time period prior to the Merger and for a specified time period following the Merger. Tumbleweed Securities and the Worldtalk Securities are collectively referred to as the "Securities."

As an inducement to Tumbleweed, Worldtalk and Sub to consummate the Merger, the undersigned represents, warrants and agrees as follows:

The undersigned will not transfer or reduce the undersigned's risk relative to the Securities, including the sale, pledge, exchange or other disposition of Securities including by reason of use of any option, put, call or other derivative right relative to the Securities at any time from and after the date hereof and until the undersigned has been informed by Tumbleweed that, and Tumbleweed will promptly notify the undersigned after, there has been a publication of combined results of operations of Tumbleweed and Worldtalk (such results to cover a period of at least 30 days following the end of the month during which the Merger was consummated, such period is referred to as the "Pooling Period") within the meaning of Accounting Series Release No. 135, as amended, of the Commission, and agrees that each of Tumbleweed and Worldtalk may issue stop transfer instructions to its transfer agent in respect of the applicable Securities to enforce the foregoing during the Pooling Period. This letter agreement shall terminate simultaneously with termination of the Merger Agreement.

The undersigned also understands that although the undersigned is not prohibited by the restrictions contained in this letter from exercising options to purchase Worldtalk Securities during the Pooling Period, the undersigned may not sell or otherwise dispose of the shares of Company Common Stock acquired by the undersigned upon the exercise of such options during the Pooling Period.

The undersigned has been informed and understands that the accuracy of the representations and warranties and compliance with the covenants set forth herein will be relied upon by Tumbleweed, Worldtalk, their respective counsel, and shareholders of Tumbleweed and Worldtalk.



Very truly yours,

____________________________
Name:



Accepted this 18th day of November, 1999.



Worldtalk Communications Corporation



By: _____________________
Accepted this 18th day
of November, 1999.



Tumbleweed Communications Corp.


By: _____________________
Accepted this 18th day
of November, 1999.

--------------
*    In  the  event  this  undertaking   covers  shares  held  jointly  or  held
     individually by related parties who will sign this together, each joint or related party shall sign.

                                       3